UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2005
CATHAY MERCHANT GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-9922
(Commission File Number)
04-2608713
(IRS Employer Identification No.)
3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070
(Address of principal executive offices and Zip Code)
(86)-21-6353-0012
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Background
We are a financial holding company whose business is an international merchant banking company.
Our merchant banking activities include proprietary investing of our own capital in enterprises to realize long-term or trading gains. Our first proprietary investment involves the development of a wind energy project in China, the Twin Dragons Wind Farm, which is a 160-megawatt project in the Hebei Province in China.
The Acquired Companies
On June 30, 2005, we, acting through our subsidiary Cathay Merchant Group Limited, acquired all of the shares of AWP Aluminium Walzprodukte GmbH and Aluminiumfolie Merseburg GmbH for an aggregate purchase price of Euro 15,300,000. AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg are incorporated under the laws of Germany.
AWP Aluminium Walzprodukte is based in Germany, and operates an aluminium rolling mill through its wholly-owned subsidiary MAW Mansfelder Aluminiumwerke GmbH. Its products include aluminium blanks and aluminium sheets for the construction and auto parts industries, and tolls for third parties. Its principal market is Europe.
Aluminiumfolie Merseburg is based in Merseburg, Germany, and also operates an aluminium rolling mill. It produces aluminium foil for flexible packaging, pharmaceutical and technical applications. Aluminiumfolie Merseburg’s principal market is also Europe.
We expect that AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg will serve as a trading platform for Chinese companies involved in the export of aluminium products to Europe.
Total combined production from the two mills during the last calendar year ended December 31, 2005 was 32,000 metric tonnes of finished products. Projected combined sales from these mills for the calendar year 2005, exclusive of trading revenues, are estimated at Euro 63 million with estimated earnings before interest, taxes, depreciation and amortization of Euro 2.5 million.
Estimated earnings before interest, taxes, depreciation and amortization (“Estimated EBITDA”) is computed by adding the estimated interest charge, income tax, depreciation and amortization to the estimated net income. Management uses projected combined sales and Estimated EBITDA as a measurement of its own operating results. Management considers them to be a meaningful supplement to net income as a performance measure primarily because taxes and interest varies widely from company to company.
Estimated EBITDA do not reflect the impact of a number of items that affect net income, including financing costs. Estimated EBITDA are not a measure of financial performance under United States generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Projected combined sales and Estimated EBITDA have significant limitations as an analytical tool, and should not be considered in isolation, or as a analysis of our results as reported under GAAP.
Share Purchase Agreement Between Blake International Limited and Cathay Merchant Group Limited
We acquired all of the outstanding shares of AWP Aluminium Walzprodukte pursuant to a Share Purchase Agreement between Blake International Limited and our subsidiary Cathay Merchant Group Limited, dated June 30, 2005, for a purchase price of Euro 8,280,000. Euro 4,000,000 was paid in cash at closing and the balance of the purchase price is evidenced by an unsecured promissory note in the principal amount of Euro 4,280,000, maturing on June 30, 2008. The note bears interest at the rate of 4.2% per annum, payable annually, and calculated on the basis of the actual number of days elapsed and on the basis of a 365-day year. The note was issued by our subsidiary Cathay Merchant Group Limited and is guaranteed by us.
The purchase price is subject to adjustment based on a valuation of AWP Aluminium Walzprodukte to be conducted within 26 days of the closing date by KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft KPMG or any comparable accounting firm.
Blake International is a wholly-owned subsidiary of MFC Bancorp Ltd. which directly and indirectly owns 5,224,144, or 27.8%, of our issued and outstanding shares of common stock. This number consists of 680,000 shares, or 3.6%, held directly by MFC Bancorp, 806,100 shares, or 4.3%, held by MFC Merchant Bank S.A., a bank organized under the laws of Switzerland and a wholly-owned subsidiary of MFC Bancorp, and 3,738,044 shares, or

19.9%, held by Sutton Park International Limited, a corporation organized under the laws of Barbados and a wholly-owned subsidiary of MFC Bancorp.
MFC Merchant Bank also has rights to acquire additional shares of our common stock under a credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank. As part of MFC Merchant Bank’s compensation for services to be performed by it under the credit facility agreement, MFC Merchant Bank may at any time and from time to time during the term of the agreement, convert the balance of the credit facility or any portion thereof into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our company to be exchanged for the balance, or portion thereof, of the credit facility is: (amount of credit facility to be converted) divided by (the applicable ten day average of the closing price of the stock of the company). In August 2004, MFC Merchant Bank converted $1,575,000 of the principal that we have drawn under the credit facility into 3,150,000 shares of our common stock at the exercise price of $0.50 per share. As of June 30, 2005, we have an unused portion of a credit facility of $18,425,000.
Share Purchase Agreement Between Universal Metals Limited and Cathay Merchant Group Limited
We acquired all of the outstanding shares of Aluminiumfolie Merseburg pursuant to a Share Purchase Agreement between Universal Metals Limited and our subsidiary Cathay Merchant Group Limited, dated June 30, 2005, for a purchase price of Euro 7,020,000. Euro 4,000,000 was paid in cash at closing and the balance of the purchase price is evidenced by an unsecured promissory note in the principal amount of Euro 3,020,000, maturing on June 30, 2008. The note bears interest at the rate of 4.2% per annum, payable annually, and calculated on the basis of the actual number of days elapsed and on the basis of a 365-day year. The note was issued by our subsidiary Cathay Merchant Group Limited and is guaranteed by us.
The purchase price is subject to adjustment based on a valuation of Aluminiumfolie Merseburg to be conducted within 26 days of the closing date by KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft KPMG or any comparable accounting firm.
Note Regarding Forward Looking Statements
Certain statements contained in this current report do not relate strictly to historical or current facts. As such, they are considered “forward-looking statements” that provide current expectations or forecasts of future events. When used in this current report, the words “anticipate,” “believe,” “estimate,” “expect,” “intends” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These include statements relating to, among other things: (a) our expectation that AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg will serve as a trading platform for Chinese companies involved in the export of aluminium products to Europe; and (b) the projected combined sales from the acquired aluminium rolling mills for the calendar year 2005 and the estimated earnings from the mills before interest and taxes. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current information and judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.
Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”. Important factors that could cause the actual results of operations or financial condition of our company to differ include, but are not necessarily limited to, the risks and uncertainties discussed in our company’s most recent annual report on Form 10-KSB and other documents filed by our company with the Securities and Exchange Commission. In addition, our estimate of sales and earnings from the two aluminum rolling mills is subject to continued demand for the finished goods at expected levels, and to an uninterrupted supply of aluminum stock at current prices, neither of which can be assured. Revenues may be significantly affected by changes in prices for aluminum. The prices for this commodity can fluctuate widely as a result of various factors beyond our control such as supply and demand, exchange rates, inflation, changes in global economics, and political, social and other factors. Our ability, therefore, to maintain or develop revenues or realize upon our proprietary investments may be adversely affected by a sustained material reduction in the price of aluminium.

Item 9.01 Financial Statements and Exhibits
The following financial information of AWP Aluminium Walzprodukte is included in this current report:
1.	Report of the Audit of the Annual Statement of Accounts as of December 31, 2004;

2.	Report of the Audit of the Annual Statement of Accounts as of December 31, 2003; and

3.	Unaudited Interim Financial Information for the Six Months Ended June 30, 2005.
The following financial information of MFC Aluminiumfolie Merseburg is included in this current report:
1.	Report of the Audit of the Annual Statement of Accounts as of December 31, 2004;

2.	Report of the Audit of the Annual Statement of Accounts as of December 31, 2003; and

3.	Unaudited Interim Financial Information for the Six Months Ended June 30, 2005.
The following pro forma financial information is included in this current report:
1.	Unaudited Pro Forma Consolidated Balance Sheet as at April 30, 2005;

2.	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended April 30, 2005;

3.	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended July 31, 2004; and

4.	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Report on the Audit of the

Financial Statements in accordance with IFRS on 31 December 2004 of

AWP Aluminium Walzprodukte GmbH

Berlin

Verhülsdonk & Partner GmbH
Auditing Company
Tax Consulting Company

I. Audit Order	1

II. Principle Findings	2

1. Findings in accordance with Art. 321 Sec.1 No. 3 GCC	2

1.1 Issues inhibiting the development or endangering the continuation	2
1.2 Observation of other statutory and corporate contractual regulations	3

III. Object, Type and Scope of Audit	3

IV. Findings and Notes on the Consolidated Accounting	5

1. Truth and fairness of the consolidated accounting	5

1.1 Principles of the consolidated accounting	5
1.2 Consolidation group and consolidation date	5
1.3 Truthfulness of the financial statements included in the consolidated financial statements	6
1.4 Truthfulness of the consolidation measures taken	6
1.4.1 Compilation of the consolidated financial statements	6
1.4.2 Consolidation principles	6
1.5. Consolidated Financial Statements	7

2. Overall statement of the consolidated financial statements	7

3. Assets, Finances and Earnings Situation	7

V. Reproduction of Audit Opinion and Final Comment	8

APPENDICES
1	Consolidated Balance Sheet for 31 December 2004

2	Consolidated Profit & Loss Account for Financial Year 2004

3	Group Notes for Financial Year 2004

4	Audit Opinion

5	Legal and Commercial Situation

6	General Terms and Conditions for Auditors and Audit Companies from 1 January 2002

A. Audit Order
In the Annual General Meeting of the
AWP Aluminium Walzprodukte GmbH
Berlin
(hereinafter also referred to as “company” or “AWP”)
on 11 August 2005, we were selected to perform the audit of the financial statements of the AWP Aluminium Walzprodukte GmbH, Berlin, for the financial year 2004. In performing the order issued by the Managing Director we audited the consolidated financial statements in accordance with the International Financial Reporting Standards (IFRS), for 31 December 2004 (Appendices 1 to 3), the consolidated accounts in accordance with Articles 316 ff. German Commercial Code (HGB) and the Principles for the Proper Performance of Audits of Consolidated Financial Statements. Consolidated financial statements in accordance with the statues of the GCC were not compiled. Consolidated financial statements in accordance with the German statues of Article 290 GCC were not compiled due to the fact that the exemption of Art. 293 GCC applies to the size. Otherwise consolidated financial statement were compiled in accordance with the International Financial Reporting Standards (IFRS).
A group Management Report was not deemed as necessary as it is not a compulsory component of the annual financial statements. German Accounting Standard Nr. 1 (DRS 1), which is also compulsory for Germany, is not applicable in this case because the consolidated financial statements are compiled voluntarily. For that reason there is no audit of the annual financial statements for the financial year 2004. Due to the fact that our audit was performed voluntarily, the audit report is directed only toward the company.
We audited the Financial Statements of AWP for 31 December 2004 and are granting an unqualified audit opinion for the date of 19 August 2005.
The consolidated accounting and the compiling of the group financial statements are the responsibility of the AWP management. Our task is to assess these documents and data in the framework of our audit.
In the following we will report on the type and scope of the audit and its results. For the audit opinion we refer to V.
This audit report was compiled by us following the “Generally accepted reporting standards for the audit of financial statements” issued by the Institut der Wirtschaftsprüfer (IDW — Institute of Auditors)” (IDW PS 450 in the version from 29 September 2003).
We concluded the audit of the Consolidated Financial Statements on 19 August 2005.
As agreed and attached as Appendix 6, the “General Terms for Auditors and Auditing Companies” in the version of 1 January 2002 are decisive for the performance of the order and our responsibility — in relationship to third parties as well.
II. Principle Findings
1. Findings in accordance with Art. 321 Sec. 1 No. 3 GCC
1.1 Issues inhibiting the development or endangering the continuation
With respect to our obligation to report in accordance with Art. 321 Sec. 1 pg. 3, 2. HS GCC (Issues inhibiting the development or endangering the continuation) we report the following:
The company was founded on 1 January 2002. It was previously called “Nylon” Verwaltungsgesellschaft mbH and was only renamed with the decision of the Annual General Meeting on 20 March 2002 to be called AWP Aluminium Walzprodukte GmbH. All the bookkeeping documents prior to 1 January 2002 have disappeared. We were, however, able to establish that in 2001 the capital stock was deposited only in the framework of the founding.

The company’s liabilities are in excess of its assets on the balance sheet day. However, the creditor Offshore Assets Management Company Ltd. (“OAMC”) subordinated receivables, which were assigned to OAMC from Sparkasse Merseburg and the law firm of Goerg in the course of the reporting year. At the current point in time an over-indebtedness in terms of bankruptcy law has thereby been avoided.
1.2 Observation of other statutory and corporate contractual regulations
In accordance with Art. 321 Sec. 1 No. 3 of the GCC, we also have to report on any serious violations by the management or employees of statutory regulations or corporate contractual regulations found in the course of the audit.
The company violated its accounting obligations and its duty to compile the Financial Statements on time. Due to the fact that this obligation affects the former management, which was also not granted a discharge, these violations can only be partially rectified by the subsequent accounting work to compile the financial statements.
III. Object, Type and Scope of the Audit
In the framework of the order issued to us, we audited the consolidation group, the orderliness of the consolidated financial statements included in the financial statements, the consolidation measures taken, the consolidated financial statement for the maintenance of the relevant statutory regulations in accordance with Art. 317 GCC .
We performed the audit work in the period of 15 to 18 August 2005 in the offices of the company in Berlin and in our office in Berlin. The audit report was completed thereafter.
All the information, explanations, and proofs we requested were willingly provided to us by the management and the employees appointed by them to do so.

In addition to that, the Managing Director of AWP confirmed to us in writing in a standard professional Management Representation Letter that the bookkeeping and the consolidated financial statements consider all the assets, liabilities, risks and amortizations required for the balance sheet, contains all earnings and expenses, all the required information is made and all the known existing liabilities mentioned.
In the performance of our audit of the consolidated financial statement we observed the regulations of Art. 316 ff. GCC and the German principles of proper auditing of financial statements stipulated by the IDW. Consequently we set up our audit in a problem-oriented manner — though not with a special orientation on embezzlement — so that we could have detected inaccuracies and violations of statutory regulations which could have had a material impact on the presentation of the actual relationships of the corresponding image of the assets, financial or earnings situation of the group.
We recorded the type, scope and results of the details of the audit activities performed in our working papers.
The stipulation of the focuses of the audit was based in particular on the knowledge of the general legal and commercial conditions of the corporate group. Industry risks, group strategy and the resulting business risks are known from the audit of the previous years financial statements, from discussions with the group management and from industry reports and the relevant journals.
The audit focused on the following points:
•	Audit of the capital consolidation;

•	Audit of the completeness and accuracy of the debt and earnings consolidation.

IV. Findings and Notes on the Consolidated Accounting
1. Truth and fairness of the consolidated accounting
1.1 Principles of the consolidated accounting
The consolidated financial statements for 31 December 2004 were compiled in accordance with the International Financial Reporting Standards.
The basis for the consolidation of the company included in the consolidated financial statements were the financial statements of this company for 31 December 2004 compiled in accordance with the regulations of IFRS.
Regardless of the fact that the subsidiary was acquired in April 2002, the initial consolidation date in the consolidated financial statements is 31 December 2002. There were no financial statements of the subsidiary available on the date of acquisition, 4 April 2002. To produce these would have been connected with inappropriate expenses considering the ratio of the earnings of the subsidiary to the consolidated financial statements. In view of the fact that the annual profit of the subsidiary in 2002 was € 23,000, the equivalent of ca. 1 % of the consolidated balance sheet total, we considered this approach to be justified.
1.2 Consolidation group and consolidation date
The consolidation group, in accordance with Art. 294 I GCC, consists of only one subsidiary, the MAW Mansfelder Aluminiumwerk GmbH.
The group of the companies included in the consolidated financial statements is properly listed in the group notes.
The consolidation group has not changed in comparison to 31 December 2003.

1.3	Truthfulness of the financial statements included in the consolidated financial statements
In accordance with Art. 317 Sec. 3 GCC the auditor of the consolidated financial statements must also audit the financial statements included in the group financial statements, in particular the consolidation-related adjustments with the application of Art. 317 Sec. 1 GCC unless they have been audited as a result of statutory regulations or voluntarily in accordance with the regulations or principles of Art. 316 ff. GCC.
1.4	Truthfulness of the consolidation measures taken
1.4.1	Compilation of the consolidated financial statements
The consolidated financial statements were compiled manually using standard software. The individual consolidation transactions were properly proven.
1.4.2	Consolidation principles
a)	Capital consolidation
For the capital consolidation in accordance with IAS 22 the book values of the subsidiaries were offset against the capital stock of the subsidiaries in accordance with the purchase method. The date of the initial consolidation of the MAW Mansfelder Aluminiumwerk GmbH, Hettstedt, is 31 December 2002.
b)	Debt consolidation
In accordance with Art. 303 Sec. 1 GCC in connection with IAS 27.17 ff. the trade receivables and trade payables of € 313,000 were offset between the group companies in the consolidated balance sheet.
c)	Handling of interim profits
From assets to be included in the consolidated financial statements which are not based on trade receivables between the companies included in the consolidated financial statements, an interim profit of € 5,000 resulted for 31 December 2004.
d)	Consolidation of earnings and expenses
Earnings from trade receivables between the companies included in the consolidated financial statements did not occur.
1.5	Consolidated financial statements
The consolidated financial statements were compiled in accordance with the requirements of the International Accounting Standards Board (IASB) and properly developed from the financial statements of the companies included in the consolidated financial statements.
The consolidated notes contain the required clarifications of the consolidated balance sheet and the consolidated profit and loss account as well as the compulsory data in accordance with the IFRS.
2.	Overall statement of the consolidated financial statements
The consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, Berlin, provides, in accordance with the principles of proper accounting a true and fair picture of the assets, finances, and earnings of the group.
The company performed the following adjustment of the consolidated financial statements in accordance with the regulations of the IASB which deviate from the national accounting procedures according to GCC:
•	The goodwill was not written off as scheduled in the reporting year.
3.	Assets, finances and earnings situation
To represent the assets, finances and earnings situation, the items of the consolidated balance sheet, the consolidated profit and loss account are normally compiled and analyzed according to the business aspects. Due to the inclusion of only one company in the consolidation, we have decided against such analysis.

V.	Reproduction of Audit Opinion and Final Comment
With the conclusion of our audit, on 19 August 2005, we grant the following unqualified audit opinion of the financial statements and the management report of the AWP Aluminium Walzprodukte GmbH, Berlin, on 31 December 2004 (appendices 1 to 3):
“Audit Opinion
To the AWP Aluminium Walzprodukte GmbH, Berlin:
We have audited the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, for the financial year 1 January to 31 December 2004, including the consolidated balance sheet, the consolidated profit and loss statement, the consolidated report on equity changes, the group capital flow calculation and consolidated notes. The content and compilation of the consolidated financial statements are the responsibility of the management of the company. Our task is to assess, on the basis of the audit performed by us, if the consolidated financial statements correspond to International Financial Reporting Standards (IFRS) / International Accounting Standards (IAS).
We performed our consolidated financial statements audit in accordance with German auditing standards and in observance of the principles for proper auditing established by the Institut der Wirtschaftsprüfer (IDW). As such, the audit is to be planned and executed in such a manner that, with sufficient certainty, it will determine irregularities or violations which would have a material effect on the representation of the financial statements developed using the principles of proper accounting and the picture of the assets, finances or earnings from the management report. In establishing the audit activities, knowledge of the business and the economic and legal environment of the company as well as the expectations about possible errors will be taken into consideration. In the framework of the audit the effectiveness of the accounting related internal control systems and the proofs of the data in the bookkeeping, financial statements and management reports are primarily examined on the basis of samples. The audit includes the assessment of the balancing principles applied and the core statements of the statutory representatives as well as the acknowledgement of the overall presentation of the financial statements. We are of the opinion that our audit forms a satisfactorily solid basis for our assessment.
We are convinced that the consolidated financial statements are in compliance with IFRS /IAS and provide a true and fair view of the assets, finances and earnings of the company and the payment flows for the financial year.
Our audit did not produce any objections. In addition, we confirm that the consolidated financial statements for the financial year 1 January to 31 December 2004 fulfill the requirements for the exemption of the company from the compilation of consolidated financial statements according to German law. We performed the audit for the exemption of the required compliance of the consolidated accounting of commercial consolidated accounting obligations with the 7th EU guideline on the basis of the interpretation of the guideline by the Deutsche Rechnungslegungs Standards Committee (DRSC).”

We provide this audit report in compliance with the statutory regulations and the principles of proper reporting of audits of financial statements.
The use of the above audit opinion other than in this audit report requires our prior approval. The publication or forwarding of the financial statements and/or management report in a version which deviates from the certified one (including the translation into other languages) requires our opinion as well, to the extent that our auditor’s opinion is quoted or reference is made to our audit. In this regard we make reference to Art. 328 German Commercial Code.
Berlin, 19 August 2005

Verhülsdonk & Partner GmbH
Auditors
Tax advisors

Konrad Pochhammer
Auditor

United States Generally Accepted Accounting Principles
The Company’s financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards, which conform in all material respects with those in the United States (U.S.).
Berlin, 19 August 2005

Verhülsdonk & Partner GmbH Auditors Tax Advisors

Konrad Pochhammer
Auditor

AWP Aluminium Walzprodukte GmbH, Berlin	Appendix 1

Consolidated Balance Sheet for 31 December 2004 as per IFRS
ASSETS

			31.12.2003
	€	€	T€
A. Current assets
I. Liquid funds
Credit at banks, cash on hand		241,409.23	148
II. Receivables
1. Receivables from unconsolidated companies	199,428.13		835
2. Tax receivables	17,948.41		16
3. Other receivables and assets	245,338.14	462,714.68	119

III. Stocks
1. Raw materials and supplies	904,260.94		61
2. Unfinished good	1,780,534.04		2,211
3. Finished products and goods	582,920.51	3,267,715.49	758

IV. Pre-payments and deferred charges		4,000.00	22

B. Fixed assets
I. Intangible assets
1. Software	0.00		0
2. Goodwill	1,006,678.99	1,006,678.99	1,007

II. Tangible assets
1. Technical equipment, operating equipment and furnishings	205,462.00		242
2. On-account payments and construction in progress	0.00	205,462.00	0

		5,187,980.39	5,419

LIABILITIES

			31.12.2003
	€	€	T€
A. Equity
I. Subscribed capital	25,000.00		25
II. Balance sheet loss	-572,538.13	-547,538.13	-376

B. Provisions
Other provisions		141,000.00	103
C. Payables
1. Bank Payables	0.00		1,060
2. Trade Payables
— To Third Parties	3,438,859.62		4,330
— Inter Company Payables	253,567.94		277
— Other related party payables	9,793,91		0
3. Other Payables	1,892,297.05

	5,594,518.52	5,594,518.52

		5,187,980.39	5,419

Berlin, 19 August 2005
Michael Smith, Managing Director

AWP Aluminium Walzprodukte GmbH,	Appendix 2
Berlin
Profit & Loss Account as per IFRS
for the period of 1 Jan. 2004 till 31 Dec. 2004

		1.01.-31.12.03
	€	T€
1. Sales revenues	29,744,501.60	26,941
2. Other operating income	606,360.13	276
3. Costs of materials	-25,958,976.80	-22,719

4. Gross profit	4,391,884.93	4,498
5. Personnel expenses	-2,182,418.57	-2,132
6. Depreciation on intangible assets of the fixed assets and tangible assets	-51,666.63	-50
7. Other operating expenses	-2,083,083.68	-2,374

8. EBIT	74,716.05	-58

9. Other interest and similar earnings	0.00	0
10. Depreciation on financial investments and securities of the current assets	0.00	0
11. Interest and similar expenses	-270,677.67	-261

12. Result from business operations	-195,961.62	-319

13. Taxes on income and earnings	0.00	0
14. Other taxes	-277.00	0

15. Annual profit / loss	-196,238.62	-319

Appendix 3

Notes on the Consolidated Financial Statements of AWP Aluminium Walzprodukte GmbH, Berlin
for the Financial Year 2004 in accordance with IAS/IFRS
I. General Information
The AWP Aluminium Walzprodukte GmbH, Berlin, has compiled consolidated financial statements for 31 December 2004 for the financial year 2004 which takes into consideration all the valid standards of the IASB (International Accounting Standards Board).
Consolidation Group
In 2002 AWP acquired MAW Mansfelder Aluminiumwerke GmbH for a total purchase price of € 1,235,691.45. The purchase price was paid by assuming various accounts payable and payment obligations of the seller.
With the acquisition assets of the subsidiary of € 4,564,688.63 and debts of € 4,335,676.17 were purchased.
The MAW GmbH was included in the initial consolidation in the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH and completely consolidated.
MAW Mansfelder Aluminiumwerk GmbH, Hettstedt
Shares held: 100%
Balance sheet total 2004: € 4,296,491
Sales revenues 2004: € 29,744,502
Annual loss 2004: €63,427
The figures have been taken from the individual financial statements of the subsidiary prior to consolidation in accordance with IAS.

Appendix 3

Reporting Currency
The consolidated balance sheet, the consolidated profit and loss account, the consolidated capital flow calculation, the consolidated fixed assets and the notes on the consolidated capital stock are shown in euros.
Consolidation Principles
The financial statements of the companies included in the consolidated financial statements were compiled using nationally valid accounting principles. For the compilation of the financial statements for 31 December 2004 the individual financial statements were converted to IAS according to group-uniform balancing and valuation methods.
The consolidation of the companies was performed according to the regulations of IASB as follows:
For the capital consolidation in accordance with IAS 22 the book values of the subsidiaries were offset against the capital stock of the subsidiaries in accordance with the purchase method. The date of the initial consolidation was 31 December 2002.
Regardless of the fact that the subsidiary was acquired in April 2002, the initial consolidation date in the consolidated financial statements is 31 December 2002. There were no financial statements of the subsidiary available on the date of acquisition, 4 April 2002. To produce these would have been connected with inappropriate expenses considering the ratio of the earnings of the subsidiary to the consolidated financial statements. In view of the fact that the annual profit of the subsidiary in 2002 was € 23,000, the equivalent of ca. 1 % of the consolidated balance sheet total, we considered this approach to be justified.
Residual activated differences will be shown as goodwill after being classified as hidden reserves and burdens. In the framework of the debt consolidation all receivables and payables were offset against one another between the companies consolidated.

Appendix 3

In the course of the expenses and earnings consolidation the expenses and earnings from the group-internal performances were eliminated.
The consolidation group has not changed in comparison to 31 December 2003.
II. Information on the individual items of the consolidated balance sheet
Current assets
Liquid funds
Liquid funds are valuated at the nominal value.
Accounts receivables
Receivables and other assets were valuated at the nominal value or the lowest attributable value. Recognizable individual risks were taken into account by adjustments.
All the positions mentioned above have time to maturity up to one year.
Inventory
The valuation of the objects of the inventory stock was performed principally for the raw materials and supplies at purchase price and for the finished and unfinished good at production costs applying the strictest minimum value principle. The activation of debt capital costs was not applied in the value of stocks.
Fixed assets
The fixed assets were valuated at purchase cost less cumulative depreciation. The Consolidated Fixed Assets for financial year 2004 is attached as an appendix.
Intangible assets

Appendix 3

The goodwill results from the consolidation of the shares of the MAW Mansfelder Aluminiumwerk GmbH. The goodwill is not depreciated.
Residual intangible assets are written off linearly with a usable life of 3-5 years. Please see the List of Fixed Assets .
Tangible assets
Tangible fixed assets are written off at purchase costs less cumulative depreciation. The depreciation was performed linearly with a usable life of 3-20 years.
Low value goods were completely written off in the year of the addition.
Equity
The change in the consolidated equity for financial year 2004 is attached as an appendix.
Subscribed capital
The subscribed capital of AWP Aluminium Walzprodukte GmbH, Berlin, is shown here.
Accounts payable
Accounts payable are balanced at the repayment sum.
Other accounts payable mainly include liabilities from wages and salaries, social benefits and wage and church tax.
All accounts payable are due within one year.

Appendix 3

Provisions
Other provisions are essentially formed for holiday obligations and other personnel costs, outstanding invoices and for the costs of the financial statements.
The formation and valuation of the short-term reserves was performed in compliance with IAS 37. It is expected that these will be utilized within one year. Due to the fact that the provisions are short-term in nature, there are not interest obligations.
The provisions developed as follows in the reporting year:

	Status
Provision kind	1.01.2004	Expenditure	Writing Back	Addition	Status 31.12.2004
Professional Association	€8,000.00	€8,000.00		€4,000.00	€4,000.00
Litigations	€5,000.00	€4,330.17	€669.83	€79,000.00	€79,000.00
Holiday Obligations	€34,000.00	€34,000.00		€30,000.00	€30,000.00
Consult New Era / Mansfeld	€30,000.00	€30,000.00			€—
Audit	€21,250.00	€20,000.00		€26,750.00	€28,000.00
Guarantee	€5,000.00	€5,000.00		€—	€—

Total	€103,250.00	€101,330.17	€669.83	€139,750.00	€141,000.00

Other financial obligations/Contingencies
On 31 December 2004 there were financial obligations for the lease of the property in Hettstedt, Lichtlöcherberg 40, of € 14,940 per month (term till 31 August 2012) and an agreement for the acquisition of goods for at least 800 t of hot-rolled aluminium per month.
In the course of the reporting year the subsidiary concluded a new lease with GSA Grundstücksfonds Sachsen-Anhalt GmbH on 1 September 2004 with a term of 31 August 2012.
In connection with this lease an additional agreement was concluded for the repair of the machines and equipment including the quarter roller plant and the stretching machine with a purchase option till 31 July 2009. Both machines were taken over by the GSA Grundstücksfonds Sachsen-Anhalt GmbH (“GSA”) from the Siemens Finance & Leasing GmbH. The additional agreement makes it possible to offset repairs of up to € 335,000 against the lease.

Appendix 3

III. Information on individual items of the Consolidated Profit and Loss Statement
Revenues were attained exclusively within Europe.
IV. Information on the Capital Cash-flow Statement
The Capital Cash-flow Statement attached as an appendix was compiled in accordance with the German Accounting Standards No. 2 (DRS2) according to the announcement from 31 May 2000 by the Deutschen Rechnungslegungs Standards Committe e.V. (DRSC). It corresponds to the IAS 7 “cash flow statements”. According to this a distinction must be made between cash-flows from operations, investments and financing.
V. Employees
The company employed an average of 71 persons in 2004 (less Managing Director).
VI. Information on corporate organs
Mr. Claus D. Faltin was Managing Director until 6 October 2004. As of 7 October 2004 Mr. Manuel Hertweck was appointed Managing Director.
The Managing Director does not receive any remuneration from the company.

AWP Aluminium Walzprodukte GmbH,	Appendix 3
Berlin	Page 7
Development of the Group Fixed Assets for Financial Year 2004

	Purchase and production costs						Cumulative write-offs				Book value
	1/1/2004	Additions	Retirements	Transfers	12/31/2004	1/1/2004	Additions	Retirements	Transfers	12/31/2004	12/31/2004	12/31/2003
	€	€	€	€	€	€	€	€	€	€	€	€
I. Intangible fixed assets
1. Goodwill	1,006,678.99	0.00	0.00	0.00	1,006,678.99	0.00	0.00	0.00	0.00	0.00	1,006,678.99	1,006,678.99
2. Licenses, brands and similar rights	3,738.92	0.00	0.00	0.00	3,738.92	3,694.92	44.00	0.00	0.00	3,738.92	0.00	44.00

	1,010,417.91	0.00	0.00	0.00	1,010,417.91	3,694.92	44.00	0.00	0.00	3,738.92	1,006,678.99	1,006,722.99

II. Fixed assets
1. Technical equipment, machines, office equipment	501,080.35	14,951.63	0.00	0.00	516,031.98	258,947.35	51,622.63	0.00	0.00	310,569.98	205,462.00	242,133.00
2. On-account payments and construction in progress	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	501,080.35	14,951.63	0.00	0.00	516,031.98	258,947.35	51,622.63	0.00	0.00	310,569.98	205,462.00	242,133.00

Total fixed assets	1,511,498.26	14,951.63	0.00	0.00	1,526,449.89	262,642.27	51,666.63	0.00	0.00	314,308.90	1,212,140.99	1,248,855.99

AWP Aluminium Walzprodukte GmbH,	Appendix 3
Berlin	Page 8
Consolidated Equity for Financial Year 2004

	Base capital	Capital reserves	Balance sheet loss	Total
	€	€	€	€
1 January 2004	25,000.00	0.00	-376,299.51	-351,299.51

Additions by shareholders	0.00	0.00	0.00	0.00
Annual result 2004	0.00	0.00	-196,238.62	-196,238.62

31 December 2004	25,000.00	0.00	-572,538.13	-547,538.13

AWP Aluminium Walzprodukte GmbH,	Appendix 3
Berlin	Page 9
Consolidated Cash-flow Statement for Financial Year 2004

	2004		2003
	T€	T€	T€
Annual loss		-196	-319
+ Depreciation on tangible and intangible fixed assets		52	50

+ Depreciation of financial assets and securities of the current assets		0	0
- ctivation of reserves		0	0
- Additions to the financial assets and securities of the current assets		0	0

Cashflow in the narrow sense		-144	-269

-/+ Increase/Decrease of the stocks, trade receivables and other assets	288		-33
+/- Increase/Decrease of the short-term provisions	38		8
+/- Increase/Decrease of the trade payables and other liabilities	986	1,312	364

Cashflow from operations		1,168	70

- Investments in other intangible assets and tangible fixed assets		-15	-96
- Shares in associated companies		0	0
- Loans to companies, with which a participation exists		0	0

- Investments in participations and securities		0	0
+ Investment retirements of intangible assets and tangible assets at net book values		0	4

Cashflow investments		-15	-92

+ Deposits from capital additions		0	0
- Payments from premiums of credits		0	0
- Balance of deposits/withdrawals from claims/repayments of current account payables		-1,060	74

Cashflow financial activities		-1,060	74

The funds changed as follows
Cashflow from business operations		1,168	70
Cashflow from investments		-15	-92
Cashflow from financial activities		-1,060	74

Changes in funds		93	53

+ Funds at beginning of year		148	96

= Funds at end of year		241	148

Appendix 4

Audit Opinion
To the AWP Aluminium Walzprodukte GmbH, Berlin:
We have audited the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, for the financial year 1 January to 31 December 2004, including the consolidated balance sheet, the consolidated profit and loss statement, the consolidated report on equity changes, the group capital flow calculation and consolidated notes. The content and compilation of the consolidated financial statements are the responsibility of the management of the company. Our task is to assess, on the basis of the audit performed by us, if the consolidated financial statements correspond to the International Financial Reporting Standards (IFRS) International Accounting Standards (IAS).
We performed our consolidated financial statements audit in accordance with German auditing standards and in observance of the principles for proper auditing established by the Institut der Wirtschaftsprüfer (IDW). As such, the audit is to be planned and executed in such a manner that, with sufficient certainty, it will determine irregularities or violations which would have a material effect on the representation of the financial statements developed using the principles of proper accounting and the picture of the assets, finances or earnings from the management report. In establishing the audit activities, knowledge of the business and the economic and legal environment of the company as well as the expectations about possible errors will be taken into consideration. In the framework of the audit the effectiveness of the accounting related internal control systems and the proofs of the data in the bookkeeping, financial statements and management reports are primarily examined on the basis of samples. The audit includes the assessment of the balancing principles applied and the core statements of the statutory representatives as well as the acknowledgement of the overall presentation of the financial statements. We are of the opinion that our audit forms a satisfactorily solid basis for our assessment.
We are convinced that the consolidated financial statements are in compliance with IFRS /IAS and provide a true and fair view of the assets, finances and earnings of the company and the payment flows for the financial year.

Appendix 4

Our audit did not produce any objections. In addition, we confirm that the consolidated financial statements for the financial year 1 January to 31 December 2004 fulfill the requirements for the exemption of the company from the compilation of consolidated financial statements according to German law. We performed the audit for the exemption of the required compliance of the consolidated accounting of commercial consolidated accounting obligations with the 7th EU guideline on the basis of the interpretation of the guideline by the Deutsche Rechnungslegungs Standards Committee (DRSC).
Berlin, 19 August 2005
Verhülsdonk & Partner GmbH
Auditors
Tax advisors
Konrad Pochhammer
Auditor

Appendix 5
Legal and Commercial Situation
The company is registered in the Circuit Court of Charlottenburg under the number B 86047.
Mr. Claus D. Faltin was Managing Director until 6 October 2004. As of 7 October 2004 Mr. Manuel Hertweck was appointed Managing Director. Mr. Hertweck may represent the company alone and is released from the limitations of Art. 181 of the German Civil Code.
The object of the company is the participation in companies processing aluminium , as well as the production, re-processing, further processing, refinement and sale of rolled and foil products made of aluminium.
The company is registered at the Finanzamt Berlin für Körperschaften I (Corporate Tax Office I) under tax number 27/ 260/ 00390. An external tax audit has not been performed to date.

Appendix 6

[Translator’s notes are in square brackets]
General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of January 1, 2002
This is an English translation of the German text, which is the sole authoritative version

1. Scope
(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the “Wirtschaftsprüfer”) and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.
(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.
2. Scope and performance of the engagement
(1) Subject of the Wirtschaftsprüfer’s engagement is the performance of agreed services — not for a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäbiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.
(2) The application of foreign new laws requires — except for financial attestation engagements — an express written agreement.
(3) The engagement does not extend — to the extent it is not directed thereto — to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.
(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.
3. The client’s duty to inform
(1) The client must ensure that the Wirtschaftsprüfer — even without his special request — is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first became known during the Wirtschaftsprüfer’s work.
(2) Upon the Wirtschaftsprüfer request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.
4. Ensuring independence
The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer’s staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.
5. Reporting and verbal information
If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer’s staff beyond the engagement agreed to are never binding.
6. Protection of the Wirtschaftsprüfer’s intellectual property
The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations — especially quantity and cost computations — prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.
7. Transmission of the Wirtschaftsprüfer’s professional statement
(1) The transmission of a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer’s written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.
The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.
(2) The use of the Wirtschaftsprüfer’s professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.
8. Correction of deficiencies
(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.
(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.
(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) may be corrected — and also be applicable versus third parties — by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer’s professional statements entitle the Wirtschaftsprüfer to withdraw — also versus third parties — such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.
9. Liability
(1) The liability limitation of § [“Article” ] 323 (2) [“paragraph 2”] HGB [“Handelgesetzbuch”: German Commercial Code] applies to statutory audits required by law.
(2) Liability for negligence; An individual case of damages
If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO [“Wirtschaftsprüferordnung”: Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind — except for damages resulting from injury to life, body or health — for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.
(3) Preclusive deadlines
A compensatory damages claim may not be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim — at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

Appendix 6

10. Supplementary provisions for audit engagements
(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor’s report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor’s report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer’s written consent and using the wording authorized by him.
(2) If the Wirtschaftsprüfer revokes the auditor’s report, it may not longer be used. If the client has already made use of the auditor’s report, he must announce its revocation upon the Wirtschaftsprüfer’s request.
(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.
11. Supplementary provisions for assistance with tax matters
(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client — especially numerical disclosures — are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.
(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on timely basis, all supporting documents and records — especially tax assessments — material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.
(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:
a)	preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b)	examination of tax assessments in relation to the taxes mentioned in (a)

c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d)	participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e)	participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).
In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.
(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.
(5) Services with respect to special individuals issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:
a)	the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b)	participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c)	the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.
(6) To the extent that the annual sales return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.
12. Confidentiality towards third parties and data security
(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.
(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.
(3) The Wirtschaftsprüfer is entitled — within the purposes stipulated by the client — to process personal data entrusted to him or allow them to be processed by third parties.
13. Default of acceptance and lack of cooperation on the part of the client
If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer’s right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.
14. Remuneration
(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropiate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.
(2) Any set off against the Wirtschaftsprüfer’s claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.
15. Retention and return of supporting documentation and records
(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement — that had been provided to him and that he has prepared himself — as well as the correspondence with respect to the engagement.
(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.
16. Applicable law
Only German law applies to the engagement, its conduct and any claims arising therefrom.

Report on the Audit of the

Financial Statements in accordance with
IFRS on 31 December 2003

of

AWP Aluminium Walzprodukte GmbH
Berlin

Verhülsdonk & Partner GmbH
Auditing Company
Tax Consulting Company

I. Audit Order	1

II. Principle Findings	2

1. Findings in accordance with Art. 321 Sec.1 No. 3 GCC	2

1.1 Issues inhibiting the development or endangering the continuation	2
1.2 Observation of other statutory and corporate contractual regulations	3

III. Object, Type and Scope of Audit	3

IV. Findings and Notes on the Consolidated Accounting	5

1. Truth and fairness of the consolidated accounting	5

1.1 Principles of the consolidated accounting	5
1.2 Consolidation group and consolidation date	5
1.3 Truthfulness of the financial statements included in the consolidated financial statements	6
1.4 Truthfulness of the consolidation measures taken	6
1.4.1 Compilation of the consolidated financial statements	6
1.4.2 Consolidation principles	6
1.5. Consolidated Financial Statements	7

2. Overall statement of the consolidated financial statements	7

3. Assets, Finances and Earnings Situation	7

V. Reproduction of Audit Opinion and Final Comment	8

APPENDICES

1	Consolidated Balance Sheet for 31 December 2003

2	Consolidated Profit & Loss Account for Financial Year 2003

3	Group Notes for Financial Year 2003

4	Audit Opinion

5	Legal and Commercial Situation

6	General Terms and Conditions for Auditors and Audit Companies from 1 January 2002

A. Audit Order
In the Annual General Meeting of the
AWP Aluminium Walzprodukte GmbH
Berlin
(hereinafter also referred to as “company” or “AWP”)
on 11 August 2005, we were selected to perform the audit of the financial statements of the AWP Aluminium Walzprodukte GmbH, Berlin, for the financial year 2003. In performing the order issued by the Managing Director we audited the consolidated financial statements in accordance with the International Financial Reporting Standards (IFRS), for 31 December 2003 (Appendices 1 to 3), the consolidated accounts in accordance with Articles 316 ff. German Commercial Code (HGB) and the Principles for the Proper Performance of Audits of Consolidated Financial Statements. Consolidated financial statements in accordance with the statues of the GCC were not compiled. Consolidated financial statements in accordance with the German statues of Article 290 GCC were not compiled due to the fact that the exemption of Art. 293 GCC applies to the size. Otherwise consolidated financial statement were compiled in accordance with the International Financial Reporting Standards (IFRS).
A group Management Report was not deemed as necessary as it is not a compulsory component of the annual financial statements. German Accounting Standard Nr. 1 (DRS 1), which is also compulsory for Germany, is not applicable in this case because the consolidated financial statements are compiled voluntarily. For that reason there is no audit of the annual financial statements for the financial year 2003. Due to the fact that our audit was performed voluntarily, the audit report is directed only toward the company.
We audited the Financial Statements of AWP for 31 December 2003 and are granting an unqualified audit opinion for the date of 19 August 2005.
The consolidated accounting and the compiling of the group financial statements are the responsibility of the AWP management. Our task is to assess these documents and data in the framework of our audit.
In the following we will report on the type and scope of the audit and its results. For the audit opinion we refer to V.
This audit report was compiled by us following the “Generally accepted reporting standards for the audit of financial statements” issued by the Institut der Wirtschaftsprüfer (IDW — Institute of Auditors)” (IDW PS 450 in the version from 29 September 2003).
We concluded the audit of the Consolidated Financial Statements on 19 August 2005.
As agreed and attached as Appendix 6, the “General Terms for Auditors and Auditing Companies” in the version of 1 January 2002 are decisive for the performance of the order and our responsibility — in relationship to third parties as well.
II. Principle Findings
1.	Findings in accordance with Art. 321 Sec. 1 No. 3 GCC

1.1	Issues inhibiting the development or endangering the continuation
With respect to our obligation to report in accordance with Art. 321 Sec. 1 pg. 3, 2. HS GCC (Issues inhibiting the development or endangering the continuation) we report the following:
The company was founded on 1 January 2002. It was previously called “Nylon” Verwaltungsgesellschaft mbH and was only renamed with the decision of the Annual General Meeting on 20 March 2002 to be called AWP Aluminium Walzprodukte GmbH. All the bookkeeping documents prior to 1 January 2002 have disappeared. We were, however, able to establish that in 2001 the capital stock was deposited only in the framework of the founding.

The company’s liabilities are in excess of its assets on the balance sheet day. However, the creditor Offshore Assets Management Company Ltd. (“OAMC”) subordinated receivables, which were assigned to OAMC from Sparkasse Merseburg and the law firm of Goerg in the course of the reporting year. At the current point in time an over-indebtedness in terms of bankruptcy law has thereby been avoided.
1.2	Observation of other statutory and corporate contractual regulations
In accordance with Art. 321 Sec. 1 No. 3 of the GCC, we also have to report on any serious violations by the management or employees of statutory regulations or corporate contractual regulations found in the course of the audit.
The company violated its accounting obligations and its duty to compile the Financial Statements on time. Due to the fact that this obligation affects the former management, which was also not granted a discharge, these violations can only be partially rectified by the subsequent accounting work to compile the financial statements.
III. Object, Type and Scope of the Audit
In the framework of the order issued to us, we audited the consolidation group, the orderliness of the consolidated financial statements included in the financial statements, the consolidation measures taken, the consolidated financial statement for the maintenance of the relevant statutory regulations in accordance with Art. 317 GCC .
We performed the audit work in the period of 15 to 18 August 2005 in the offices of the company in Berlin and in our office in Berlin. The audit report was completed thereafter.
All the information, explanations, and proofs we requested were willingly provided to us by the management and the employees appointed by them to do so.

In addition to that, the Managing Director of AWP confirmed to us in writing in a standard professional Management Representation Letter that the bookkeeping and the consolidated financial statements consider all the assets, liabilities, risks and amortizations required for the balance sheet, contains all earnings and expenses, all the required information is made and all the known existing liabilities mentioned.
In the performance of our audit of the consolidated financial statement we observed the regulations of Art. 316 ff. GCC and the German principles of proper auditing of financial statements stipulated by the IDW. Consequently we set up our audit in a problem-oriented manner — though not with a special orientation on embezzlement — so that we could have detected inaccuracies and violations of statutory regulations which could have had a material impact on the presentation of the actual relationships of the corresponding image of the assets, financial or earnings situation of the group.
We recorded the type, scope and results of the details of the audit activities performed in our working papers.
The stipulation of the focuses of the audit was based in particular on the knowledge of the general legal and commercial conditions of the corporate group. Industry risks, group strategy and the resulting business risks are known from the audit of the previous years financial statements, from discussions with the group management and from industry reports and the relevant journals.
The audit focused on the following points:
•	Audit of the capital consolidation;
•	Audit of the completeness and accuracy of the debt and earnings consolidation.

IV.	Findings and Notes on the Consolidated Accounting
1.	Truth and fairness of the consolidated accounting
1.1	Principles of the consolidated accounting
The consolidated financial statements for 31 December 2003 were compiled in accordance with the International Financial Reporting Standards.
The basis for the consolidation of the company included in the consolidated financial statements were the financial statements of this company for 31 December 2003 compiled in accordance with the regulations of IFRS.
Regardless of the fact that the subsidiary was acquired in April 2002, the initial consolidation date in the consolidated financial statements is 31 December 2002. There were no financial statements of the subsidiary available on the date of acquisition, 4 April 2002. To produce these would have been connected with inappropriate expenses considering the ratio of the earnings of the subsidiary to the consolidated financial statements. In view of the fact that the annual profit of the subsidiary in 2002 was €23,000, the equivalent of ca. 1 % of the consolidated balance sheet total, we considered this approach to be justified.
1.2	Consolidation group and consolidation date
The consolidation group, in accordance with Art. 294 I GCC, consists of only one subsidiary, the MAW Mansfelder Aluminiumwerk GmbH.
The group of the companies included in the consolidated financial statements is properly listed in the group notes.
The consolidation group has not changed in comparison to 31 December 2002.

1.3	Truthfulness of the financial statements included in the consolidated financial statements
In accordance with Art. 317 Sec. 3 GCC the auditor of the consolidated financial statements must also audit the financial statements included in the group financial statements, in particular the consolidation-related adjustments with the application of Art. 317 Sec. 1 GCC unless they have been audited as a result of statutory regulations or voluntarily in accordance with the regulations or principles of Art. 316 ff. GCC.
1.4	Truthfulness of the consolidation measures taken
1.4.1	Compilation of the consolidated financial statements
The consolidated financial statements were compiled manually using standard software. The individual consolidation transactions were properly proven.
1.4.2	Consolidation principles
a)	Capital consolidation
For the capital consolidation in accordance with IAS 22 the book values of the subsidiaries were offset against the capital stock of the subsidiaries in accordance with the purchase method. The date of the initial consolidation of the MAW Mansfelder Aluminiumwerk GmbH, Hettstedt, is 31 December 2002.
b)	Debt consolidation
In accordance with Art. 303 Sec. 1 GCC in connection with IAS 27.17 ff. the trade receivables and trade payables of € 309,000 were offset between the group companies in the consolidated balance sheet.
c)	Handling of interim profits
From assets to be included in the consolidated financial statements which are not based on trade receivables between the companies included in the consolidated financial statements, an interim profit of € 5,000 resulted for 31 December 2003.
d)	Consolidation of earnings and expenses
Earnings from trade receivables between the companies included in the consolidated financial statements did not occur.
1.5	Consolidated financial statements
The consolidated financial statements were compiled in accordance with the requirements of the International Accounting Standards Board (IASB) and properly developed from the financial statements of the companies included in the consolidated financial statements.
The consolidated notes contain the required clarifications of the consolidated balance sheet and the consolidated profit and loss account as well as the compulsory data in accordance with the IFRS.
2.	Overall statement of the consolidated financial statements
The consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, Berlin, provides, in accordance with the principles of proper accounting a true and fair picture of the assets, finances, and earnings of the group.
The company performed the following adjustment of the consolidated financial statements in accordance with the regulations of the IASB which deviate from the national accounting procedures according to GCC:
•	The goodwill was not written off as scheduled in the reporting year.
3.	Assets, finances and earnings situation
To represent the assets, finances and earnings situation, the items of the consolidated balance sheet, the consolidated profit and loss account are normally compiled and analyzed according to the business aspects. Due to the inclusion of only one company in the consolidation, we have decided against such analysis.

V.	Reproduction of Audit Opinion and Final Comment

With the conclusion of our audit, on 19 August 2005, we grant the following unqualified audit opinion of the financial statements and the management report of the AWP Aluminium Walzprodukte GmbH, Berlin, on 31 December 2003 (appendices 1 to 3):
“Audit Opinion
To the AWP Aluminium Walzprodukte GmbH, Berlin:
We have audited the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, for the financial year 1 January to 31 December 2003, including the consolidated balance sheet, the consolidated profit and loss statement, the consolidated report on equity changes, the group capital flow calculation and consolidated notes. The content and compilation of the consolidated financial statements are the responsibility of the management of the company. Our task is to assess, on the basis of the audit performed by us, if the consolidated financial statements correspond to International Financial Reporting Standards (IFRS) / International Accounting Standards (IAS).
We performed our consolidated financial statements audit in accordance with German auditing standards and in observance of the principles for proper auditing established by the Institut der Wirtschaftsprüfer (IDW). As such, the audit is to be planned and executed in such a manner that, with sufficient certainty, it will determine irregularities or violations which would have a material effect on the representation of the financial statements developed using the principles of proper accounting and the picture of the assets, finances or earnings from the management report. In establishing the audit activities, knowledge of the business and the economic and legal environment of the company as well as the expectations about possible errors will be taken into consideration. In the framework of the audit the effectiveness of the accounting related internal control systems and the proofs of the data in the bookkeeping, financial statements and management reports are primarily examined on the basis of samples. The audit includes the assessment of the balancing principles applied and the core statements of the statutory representatives as well as the acknowledgement of the overall presentation of the financial statements. We are of the opinion that our audit forms a satisfactorily solid basis for our assessment.
We are convinced that the consolidated financial statements are in compliance with IFRS /IAS and provide a true and fair view of the assets, finances and earnings of the company and the payment flows for the financial year.
Our audit did not produce any objections. In addition, we confirm that the consolidated financial statements for the financial year 1 January to 31 December 2003 fulfill the requirements for the exemption of the company from the compilation of consolidated financial statements according to German law. We performed the audit for the exemption of the required compliance of the consolidated accounting of commercial consolidated accounting obligations with the 7th EU guideline on the basis of the interpretation of the guideline by the Deutsche Rechnungslegungs Standards Committee (DRSC).”

We provide this audit report in compliance with the statutory regulations and the principles of proper reporting of audits of financial statements.
The use of the above audit opinion other than in this audit report requires our prior approval. The publication or forwarding of the financial statements and/or management report in a version which deviates from the certified one (including the translation into other languages) requires our opinion as well, to the extent that our auditor’s opinion is quoted or reference is made to our audit. In this regard we make reference to Art. 328 German Commercial Code.
Berlin, 19 August 2005

Verhülsdonk & Partner GmbH
Auditors
Tax advisors

Konrad Pochhammer
Auditor

United States Generally Accepted Accounting Principles
The Company’s financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards, which conform in all material respects with those in the United States (U.S.).
Berlin, 19 August 2005
Verhülsdonk & Partner GmbH
Auditors
Tax Advisors
Konrad Pochhammer
Auditor

AWP Aluminium Walzprodukte GmbH,	Appendix 1
Berlin
Consolidated Balance Sheet for 31 December 2003 as per IFRS
ASSETS

			31.12.2002
	€	€	T€
A. Current assets
I. Liquid funds
Credit at banks, cash on hand		148,327.80	96
II. Receivables
1. Receivables from unconsolidated companies	834,808.81		1,043
2. Tax receivables	16,344.82		49
3. Other receivables and assets	118,453.65	969,607.28	147

III. Stocks
1. Raw materials and supplies	60,990.99		62
2. Unfinished good	2,211,454.70		2,159
3. Finished products and goods	757,618.91	3,030,064.60	518

IV. Pre-payments and deferred charges		22,334.00	10

B. Fixed assets
I. Intangible assets
1. Software	44.00		1
2. Goodwill	1,006,678.99	1,006,722.99	1,007

II. Tangible assets
1. Technical equipment, operating equipment and furnishings	242,133.00		196
2. On-account payments and construction in progress	0.00	242,133.00	4

		5,419,189.67	5,292

LIABILITIES

A. Equity
I. Subscribed capital	25,000.00		25
II. Balance sheet loss	-376,299.51	-351,299.51	-57

B. Provisions
Other provisions		103,250.00	95

C. Payables
1. Payables due credit institutions	1,059,975.01		986
2. Trade payables	4,330,124.38		3,982
3. Other payables	277,139.79	5,667,239.18	261

		5,419,189.67	5,292

Berlin, 19 August 2005

Michael Smith, Managing Director

AWP Aluminium Walzprodukte GmbH,	Appendix 2
Berlin
Profit & Loss Account as per IFRS
for the period of 1 Jan. 2003 till 31 Dec .2003

		1.01.-31.12.02
	€	T €
1. Sales revenues	26,941,366.67	22,621
2. Other operating income	276,121.51	245
3. Costs of materials	-22,719,134.66	-18,566

4. Gross profit	4,498,353.52	4,300
5. Personnel expenses	-2,132,027.16	-1,912
6. Depreciation on intangible assets of the fixed assets and tangible assets	-50,403.79	-58
7. Other operating expenses	-2,373,877.21	-2,163

8. EBIT	-57,954.64	167

9. Other interest and similar earnings	304.61	0
10. Depreciation on financial investments and securities of the current assets	0.00	-67
11. Interest and similar expenses	-261,508.43	-180

12. Result from business operations	-319,158.46	-80

13. Taxes on income and earnings	0.00	0
14. Other taxes	0.00	0

15. Annual profit / loss	-319,158.46	-80

Appendix 3

Notes on the Consolidated Financial Statements of AWP Aluminium Walzprodukte GmbH, Berlin
for the Financial Year 2003 in accordance with IAS/IFRS
I. General Information
The AWP Aluminium Walzprodukte GmbH, Berlin, has compiled consolidated financial statements for 31 December 2003 for the financial year 2003 which takes into consideration all the valid standards of the IASB (International Accounting Standards Board).
Consolidation Group
In 2002 AWP acquired MAW Mansfelder Aluminiumwerke GmbH for a total purchase price of € 1,235,691.45. The purchase price was paid by assuming various accounts payable and payment obligations of the seller.
With the acquisition assets of the subsidiary of € 4,564,688.63 and debts of € 4,335,676.17 were purchased.
The MAW GmbH was included in the initial consolidation in the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH and completely consolidated.
MAW Mansfelder Aluminiumwerk GmbH, Hettstedt
Shares held: 100%
Balance sheet total 2003: € 4,696,779
Sales revenues 2004: € 26,941,367
Annual loss 2004: € 60,372
The figures have been taken from the individual financial statements of the subsidiary prior to consolidation in accordance with IAS.

Appendix 3

Reporting Currency
The consolidated balance sheet, the consolidated profit and loss account, the consolidated capital flow calculation, the consolidated fixed assets and the notes on the consolidated capital stock are shown in euros.
Consolidation Principles
The financial statements of the companies included in the consolidated financial statements were compiled using nationally valid accounting principles. For the compilation of the financial statements for 31 December 2003 the individual financial statements were converted to IAS according to group-uniform balancing and valuation methods.
The consolidation of the companies was performed according to the regulations of IASB as follows:
For the capital consolidation in accordance with IAS 22 the book values of the subsidiaries were offset against the capital stock of the subsidiaries in accordance with the purchase method. The date of the initial consolidation was 31 December 2002.
Regardless of the fact that the subsidiary was acquired in April 2002, the initial consolidation date in the consolidated financial statements is 31 December 2002. There were no financial statements of the subsidiary available on the date of acquisition, 4 April 2002. To produce these would have been connected with inappropriate expenses considering the ratio of the earnings of the subsidiary to the consolidated financial statements. In view of the fact that the annual profit of the subsidiary in 2002 was € 23,000, the equivalent of ca. 1 % of the consolidated balance sheet total, we considered this approach to be justified.
Residual activated differences will be shown as goodwill after being classified as hidden reserves and burdens. In the framework of the debt consolidation all receivables and payables were offset against one another between the companies consolidated.

Appendix 3

In the course of the expenses and earnings consolidation the expenses and earnings from the group-internal performances were eliminated.
The consolidation group has not changed in comparison to 31 December 2002.
II. Information on the individual items of the consolidated balance sheet
Current assets
Liquid funds
Liquid funds are valuated at the nominal value.
Accounts receivables
Receivables and other assets were valuated at the nominal value or the lowest attributable value. Recognizable individual risks were taken into account by adjustments.
All the positions mentioned above have time to maturity up to one year.
Inventory
The valuation of the objects of the inventory stock was performed principally for the raw materials and supplies at purchase price and for the finished and unfinished good at production costs applying the strictest minimum value principle. The activation of debt capital costs was not applied in the value of stocks.
Fixed assets
The fixed assets were valuated at purchase cost less cumulative depreciation. The Consolidated Fixed Assets for financial year 2003 is attached as an appendix..

Appendix 3

Intangible assets
The goodwill results from the consolidation of the shares of the MAW Mansfelder Aluminiumwerk GmbH. The goodwill is not depreciated.
Residual intangible assets are written off linearly with a usable life of 3-5 years. Please see the List of Fixed Assets.
Tangible assets
Tangible fixed assets are written off at purchase costs less cumulative depreciation. The depreciation was performed linearly with a usable life of 3-20 years.
Low value goods were completely written off in the year of the addition.
Equity
The change in the consolidated equity for financial year 2003 is attached as an appendix.
Subscribed capital
The subscribed capital of AWP Aluminium Walzprodukte GmbH, Berlin, is shown here.
Accounts payable
Accounts payable are balanced at the repayment sum.
Other accounts payable mainly include liabilities from wages and salaries, social benefits and wage and church tax.
All accounts payable are due within one year.

Appendix 3

Provisions
Other provisions are essentially formed for holiday obligations and other personnel costs, outstanding invoices and for the costs of the financial statements.
The formation and valuation of the short-term reserves was performed in compliance with IAS 37. It is expected that these will be utilized within one year. Due to the fact that the provisions are short-term in nature, there are not interest obligations.
The provisions developed as follows in the reporting year:

Provision kind	Status 1.01.2003	Expenditure	Writing Back	Addition	Status 31.12.2003

Professional Association	€—	€—	€—	€8,000.00	€8,000.00
Litigations	€15,000.00	€15,000.00	€—	€5,000.00	€5,000.00
Holiday Obligations	€35,500.00	€35,500.00	€—	€34,000.00	€34,000.00
Consult New Era / Mansfeld	€14,000.00	€12,246.07	€1,753.93	€30,000.00	€30,000.00
Audit	€25,500.00	€17,000.00	€8,000.00	€20,750.00	€21,250.00
Guarantee	€5,000.00	€5,000.00		€5,000.00	€5,000.00

Total	€95,000.00	€84,746.07	€9,753.93	€102,750.00	€103,250.00

Other financial obligations/Contingencies
On 31 December 2003 there were financial obligations for the lease of the property in Hettstedt, Lichtlöcherberg 40, of € 96.000,— yearly (duration time until 1 October 2007) and a use agreement for machines at € 204.000,— yearly.
III. Information on individual items of the Consolidated Profit and Loss Statement
Revenues were attained exclusively within Europe.
IV. Information on the Capital Cash-flow Statement
The Capital Cash-flow Statement attached as an appendix was compiled in accordance with the German Accounting Standards No. 2 (DRS2) according to the announcement from 31 May 2000 by the Deutschen Rechnungslegungs Standards Committe e.V. (DRSC). It corresponds to the

Appendix 3

IAS 7 “cash flow statements”. According to this a distinction must be made between cash-flows from operations, investments and financing.
V. Employees
The company employed an average of 68 persons in 2003 (less Managing Director).
VI. Information on corporate organs
During the reporting year, Mr. Claus D. Faltin was the Managing Director. The Managing Director does not receive any remuneration from the company.

AWP Aluminium Walzprodukte GmbH,	Appendix 3
Berlin	Page 7
Development of the Group Fixed Assets for Financial Year 2003

	Purchase and production costs					Cumulative write-offs				Book value
	1/1/2003	Additions	Retirements	Transfers	12/31/2003	1/1/2003	Additions	Retirements	Transfers	12/31/2003	12/31/2003	12/31/2002
	€	€	€	€	€	€	€	€	€	€	€	€
I. Intangible fixed assets
1. Goodwill	1,006,678.99	0.00	0.00	0.00	1,006,678.99	0.00	0.00	0.00	0.00	0.00	1,006,678.99	1,006,678.99
2. Licenses, brands and similar rights	3,738.92	0.00	0.00	0.00	3,738.92	2,885.92	809.00	0.00	0.00	3,694.92	44.00	853.00

	1,010,417.91	0.00	0.00	0.00	1,010,417.91	2,885.92	809.00	0.00	0.00	3,694.92	1,006,722.99	1,007,531.99
II. Fixed assets
1. Technical equipment, machines, office equipment	405,329.56	53,582.94	0.00	42,167.85	501,080.35	209,352.56	49,594.79	0.00	0.00	258,947.35	242,133.00	195,977.00
2. On-account payments and construction in progress	4,157.26	42,167.85	4,157.26	-42,167.85	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4,157.26

	409,486.82	95,750.79	4,157.26	0.00	501,080.35	209,352.56	49,594.79	0.00	0.00	258,947.35	242,133.00	200,134.26

Total fixed assets	1,419,904.73	95,750.79	4,157.26	0.00	1,511,498.26	212,238.48	50,403.79	0.00	0.00	262,642.27	1,248,855.99	1,207,666.25

AWP Aluminium Walzprodukte GmbH,
Berlin	Appendix 3 Page 8
Consolidated Equity for Financial Year 2003

	Base capital	Capital reserves	Balance sheet loss	Total
	€	€	€	€
1 January 2003	25,000.00	0.00	-57,141.05	-32,141.05

Additions by shareholders	0.00	0.00	0.00	0.00
Annual result 2003	0.00	0.00	-319,158.46	-319,158.46

31 December 2003	25,000.00	0.00	-376,299.51	-351,299.51

AWP Aluminium Walzprodukte GmbH,
Berlin	Appendix 3 Page 9
Consolidated Cash-flow Statement for Financial Year 2003

		2003
		T€	T€
	Annual loss		-319
+	Depreciation on tangible and intangible fixed assets		50

+	Depreciation of financial assets and securities of the current assets		0
-	ctivation of reserves		0
-	Additions to the financial assets and securities of the current assets		0

Cashflow in the narrow sense			-269

-/+	Increase/Decrease of the stocks, trade receivables and other assets	-33
+/-	Increase/Decrease of the short-term provisions	8
+/-	Increase/Decrease of the trade payables and other liabilities	364	339

Cashflow from operations			70

-	Investments in other intangible assets and tangible fixed assets		-96
-	Shares in associated companies		0
-	Loans to companies, with which a participation exists		0

-	Investments in participations and securities		0
+	Investment retirements of intangible assets and tangible assets at net book values		4

Cashflow investments			-92

+	Deposits from capital additions		0
-	Payments from premiums of credits		0
-	Balance of deposits/withdrawals from claims/repayments of current account payables		74

Cashflow financial activities			74

The funds changed as follows
	Cashflow from business operations		70
	Cashflow from investments		-92
	Cashflow from financial activities		74

Changes in funds			52

+	Funds at beginning of year		96

=	Funds at end of year		148

Appendix 4

Audit Opinion
To the AWP Aluminium Walzprodukte GmbH, Berlin:
We have audited the consolidated financial statements of the AWP Aluminium Walzprodukte GmbH, for the financial year 1 January to 31 December 2003, including the consolidated balance sheet, the consolidated profit and loss statement, the consolidated report on equity changes, the group capital flow calculation and consolidated notes. The content and compilation of the consolidated financial statements are the responsibility of the management of the company. Our task is to assess, on the basis of the audit performed by us, if the consolidated financial statements correspond to the International Financial Reporting Standards (IFRS) International Accounting Standards (IAS).
We performed our consolidated financial statements audit in accordance with German auditing standards and in observance of the principles for proper auditing established by the Institut der Wirtschaftsprüfer (IDW). As such, the audit is to be planned and executed in such a manner that, with sufficient certainty, it will determine irregularities or violations which would have a material effect on the representation of the financial statements developed using the principles of proper accounting and the picture of the assets, finances or earnings from the management report. In establishing the audit activities, knowledge of the business and the economic and legal environment of the company as well as the expectations about possible errors will be taken into consideration. In the framework of the audit the effectiveness of the accounting related internal control systems and the proofs of the data in the bookkeeping, financial statements and management reports are primarily examined on the basis of samples. The audit includes the assessment of the balancing principles applied and the core statements of the statutory representatives as well as the acknowledgement of the overall presentation of the financial statements. We are of the opinion that our audit forms a satisfactorily solid basis for our assessment.
We are convinced that the consolidated financial statements are in compliance with IFRS /IAS and provide a true and fair view of the assets, finances and earnings of the company and the payment flows for the financial year.

Appendix 4

Our audit did not produce any objections. In addition, we confirm that the consolidated financial statements for the financial year 1 January to 31 December 2003 fulfill the requirements for the exemption of the company from the compilation of consolidated financial statements according to German law. We performed the audit for the exemption of the required compliance of the consolidated accounting of commercial consolidated accounting obligations with the 7th EU guideline on the basis of the interpretation of the guideline by the Deutsche Rechnungslegungs Standards Committee (DRSC).
Berlin, 19 August 2005
Verhülsdonk & Partner GmbH
Auditors
Tax advisors
Konrad Pochhammer
Auditor

Appendix 5
Legal and Commercial Situation
The company is registered in the Circuit Court of Charlottenburg under the number B 86047.
In 2003 Mr. Claus D. Faltin was appointed Managing Director. Mr. Faltin may represent the company alone and is released from the limitations of Art. 181 of the German Civil Code.
The object of the company is the participation in companies processing aluminium , as well as the production, re-processing, further processing, refinement and sale of rolled and foil products made of aluminium.
The company is registered at the Finanzamt Berlin für Körperschaften I (Corporate Tax Office I) under tax number 27/ 260/ 00390. An external tax audit has not been performed to date.

Appendix 6

[Translator’s notes are in square brackets]
General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of January 1, 2002
This is an English translation of the German text, which is the sole authoritative version

1. Scope
(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the “Wirtschaftsprüfer”) and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.
(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.
2. Scope and performance of the engagement
(1) Subject of the Wirtschaftsprüfer’s engagement is the performance of agreed services — not for a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäbiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.
(2) The application of foreign new laws requires — except for financial attestation engagements — an express written agreement.
(3) The engagement does not extend — to the extent it is not directed thereto — to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.
(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.
3. The client’s duty to inform
(1) The client must ensure that the Wirtschaftsprüfer — even without his special request — is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first became known during the Wirtschaftsprüfer’s work.
(2) Upon the Wirtschaftsprüfer request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.
4. Ensuring independence
The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer’s staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.
5. Reporting and verbal information
If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer’s staff beyond the engagement agreed to are never binding.
6. Protection of the Wirtschaftsprüfer’s intellectual property
The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations — especially quantity and cost computations — prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.
7. Transmission of the Wirtschaftsprüfer’s professional statement
(1) The transmission of a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer’s written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.
The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.
(2) The use of the Wirtschaftsprüfer’s professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.
8. Correction of deficiencies
(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.
(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.
(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) may be corrected — and also be applicable versus third parties — by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer’s professional statements entitle the Wirtschaftsprüfer to withdraw — also versus third parties — such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.
9. Liability
(1) The liability limitation of § [“Article” ] 323 (2) [“paragraph 2”] HGB [“Handelgesetzbuch”: German Commercial Code] applies to statutory audits required by law.
(2) Liability for negligence; An individual case of damages
If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO [“Wirtschaftsprüferordnung”: Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind — except for damages resulting from injury to life, body or health — for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.
(3) Preclusive deadlines
A compensatory damages claim may not be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim — at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

Appendix 6

10. Supplementary provisions for audit engagements
(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor’s report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor’s report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer’s written consent and using the wording authorized by him.
(2) If the Wirtschaftsprüfer revokes the auditor’s report, it may not longer be used. If the client has already made use of the auditor’s report, he must announce its revocation upon the Wirtschaftsprüfer’s request.
(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.
11. Supplementary provisions for assistance with tax matters
(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client — especially numerical disclosures — are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.
(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on timely basis, all supporting documents and records — especially tax assessments — material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.
(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:
a)	preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b)	examination of tax assessments in relation to the taxes mentioned in (a)

c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d)	participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e)	participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).
In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.
(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.
(5) Services with respect to special individuals issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:
a)	the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b)	participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c)	the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.
(6) To the extent that the annual sales return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.
12. Confidentiality towards third parties and data security
(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.
(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.
(3) The Wirtschaftsprüfer is entitled — within the purposes stipulated by the client — to process personal data entrusted to him or allow them to be processed by third parties.
13. Default of acceptance and lack of cooperation on the part of the client
If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer’s right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.
14. Remuneration
(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropiate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.
(2) Any set off against the Wirtschaftsprüfer’s claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.
15. Retention and return of supporting documentation and records
(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement — that had been provided to him and that he has prepared himself — as well as the correspondence with respect to the engagement.
(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.
16. Applicable law
Only German law applies to the engagement, its conduct and any claims arising therefrom.

AWP Aluminium Walzprodukte GmbH
Unaudited Consolidated Financial Statements
June 30, 2005

AWP Aluminium Walzprodukte GmbH
Consolidated Balance Sheet
As at June 30, 2005 and December 31, 2004

	2005	2004
	(unaudited)

ASSETS
Current assets
Liquid Funds
Credit at banks, cash on hand	€459,838	€241,409
Receivables
Receivables	276,844	199,428
Related parties	131,364	—
Tax receivables	20,943	17,949
Other receivables and assets	190,245	245,338

	619,396	462,715
Stocks
Raw materials and supplies	778,398	904,261
Unfinished good	2,377,860	1,780,534
Finished products and goods	507,126	582,920

	3,663,384	3,267,715

Prepayments and deferred charges	—	4,000

Fixed assets
Goodwill	1,006,679	1,006,679
Technical equipment, operating equipment and furnishings	192,618	205,462

	€5,941,915	€5,187,980

LIABILITIES AND SHAREHOLDERS’ EQUITY
Equity
Subscribed capital	€25,000	€25,000
Balance sheet loss	(1,014,769)	(572,538)

	(989,769)	(547,538)

Provisions	143,015	141,000

Payables
Trade payables	4,472,223	3,438,859
Related parties, subordinated	567,487	263,362
Other payables	688,984	1,892,297

	5,728,694	5,594,518

Long-term debt, related party and subordinated	1,059,975	—

	€5,941,915	€5,187,980

See accompanying notes.

AWP Aluminium Walzprodukte GmbH
Consolidated Income statement
For Six Months Ended June 30, 2005 and 2004
(Unaudited)

	2005	2004
Sales revenues	€16,629,013	€16,310,724
Other operating income	282,706	244,615
Cost of materials	15,070,277	14,311,715

Gross profit	1,841,442	2,243,624
Personnel expenses	1,169,681	1,078,867
Depreciation	28,250	25,222
Other operating expenses	1,011,857	1,089,521

Operating income (loss)	(368,346)	50,014
Other interest and similar expenses	73,806	154,584

Result from business operations	(442,152)	(104,570)
Other Taxes	79	—

Net loss of the period	€(442,231)	€(104,570)

See accompanying notes.

AWP ALUMINIUM WALZPRODUKTE GMBH
Notes to Unaudited Consolidated Financial Statements
June 30, 2005
1. Basis of Presentation
     The unaudited interim period consolidated financial statements have been prepared by AWP Aluminium Walzprodukte GmbH (the “Company”) in accordance with International Financial Reporting Standards and International Accounting Standards, which conform in all material respects with those in the United States and are consistent with those used in the preparation of the most recent annual financial statements. Certain information and footnote disclosure normally included in financial statements have been condensed or omitted. The interim period consolidated financial statements should be read together with the audited financial statements and accompanying notes included in the Company’s latest annual report for the fiscal year ended December 31, 2004. In our opinion, the unaudited financial statements contained herein include all necessary adjustments, which are of a normal recurring nature, in order to ensure that the financial statements are not misleading. The results for the periods presented herein may not be indicative of the results for any subsequent period or the entire year.
2. Reporting Currency
     The financial statements are reported in Euro (€), which is the legal tender of the majority member states of the European Union.

Report of the Audit
of the Annual Statement
of accounts as of
31st of December, 2004
MFC Aluminiumfolie Merseburg GmbH
August-Bebel-Strasse 1
06217 Merseburg
B.C. Hans-Dieter Alt
Certified Auditor
Fulda — Weimar

Exhibits

Exhibit

Balance Sheet	1

Statement of Fixed Assets	2

Income Statement	3

Appendage for the Business Year 2004	4

Legal Conditions	5

Tax Conditions	6

Explanatory Comment	7

Management Report	8

The Contracts of Adequate and Orderly Reporting for Auditors	9

1.	Order of Auditing

The shareholder’s meeting on the 23th March 2004 of the
MFC Aluminiumfolie Merseburg GmbH, Merseburg
( in the following also called “company”)
decided to appoint me to audit the business year from 1st January 2004 to 31th December 2004. The management of the company assigned me to audit the annual statement of accounts under including of the bookkeeping in adequate employment on sections 316 and 317 of the Commercial Code.

The company is according to the orders of section 267 of the Commercial Code as a midsize corporation and therefore a subject to statutory audit suitable to sections 316 ff of the Commercial Code.

As expected I prepared a commentary which is added as exhibit 5. The explanatory comment includes breakdowns and references to the items of the annual statement to the 31st December 2004 under representation of the previous year.

The order of Auditing given to me stand no exemptions according to section 319 of the Commercial Code; Sections 49 and 53 WPO and sections 20ff of my code of professional guidelines in the way.

I have done my auditing with interrupts in February 2005 in the rooms of the MFC aluminiumfolie merseburg gmbh and ended on 28st February 2005.

All informations and references I asked for were given. The management of the company written certified the completeness of the financial statement and the status report.

Manner and scope of my audit I hold down in the working papers.

Of the result of my auditing I reimburse the following report.

I have added the proved financial statement, existing of balance sheet ( exhibit 1 ), income statement ( exhibit 3 ) and appendix ( exhibit 4 ).

Extensive explanation of the balance sheet’s and income statement’s items are shown in exhibit 5.

I have prepared this audit report according to “the contracts of adequate and orderly reporting for auditors” from the institute of qualified auditors e.V. (IDW), Düsseldorf.

The general terms of contract included as exhibit 6 to this report, the version 1st of January 2002 for auditors and auditing companies, shall be authoritative for the execution of this task and will be under my responsibility, which is also, in this case, regarding third parties.

The report is not to be given away on third parties. As far as it is given to third parties respectively presented to third, with my approval, the company is obligated to certify written with them, that the agreed extent of liability also matters for eventually third-party claims on my person.

2.	General Statements
2.1	Statement of Affairs of the Company’s Situation
Course of business and status of the company
The management deals with the specifics of the course of business in the 2004 business year and gives a prospect of the future development in the business activities of MFC aluminiumfolie merseburg
gmbh during 2004.
The company’s management shows the development of the turnover in the 2004 business year and explains the central elements of the businessflow of the in the areas production, procurement, maintenance/investment, financing, and personnel. As to the distribution area, the management points out the conclusion of the new- and reconstruction-phase, which forms the business years 2002 and 2003. In the business year 2004 the part of finest aluminiumfoils elevated at ca. 60%. Main output market for the 8.525 t soled aluminiumfoils in 2004 is Europe, herefrom fall 62% on costumers in Germany.

The management considered the earning situation during 2004 under the framework of planning, but considers it as not yet satisfactory. Potentials to increase profits are expected with the improvement of the conditions of purchase and the development of thin aluminiumfoils. This evaluation can be fundamentally followed.

Prospective development of the company

The description of the prospective development of the MFC Aluminiumfoil Merseburg GmbH in the status report, bases on assumptions, in which appraisal-freedoms existing. I can say that this descriptions are plausible. In this connection it is to point to the following core concepts:

The risk evaluation is shown in the statement of affairs as well as the outlook deal with the risk of the future development. Sales risks are not expected due to the high market volume in Europe. Activities to compensate the risks connected to the volatility of price development for aluminum are satisfactorily described.

3. Subject, Manner and Scope of Audit
3.1	Subjects of the Audit
I audited the annual statement of accounts, the bookkeeping, and the report and the statement of affairs of MFC aluminiumfolie merseburg gmbh for the business year ending the 31st December, 2004.
The management is responsible for the bookkeeping, the preparation of the annual statement of accounts, and the report on the company’s position. It is my task, to evaluate the annual statement of accounts and the report of the statement of affairs of the company’ situation.

The annual statement of accounts and the report on the statement of affairs of the company’s situation were audited according to the commercial law.

The auditing related to the obedience of other legal rules within the audit of the annual statement of accounts is limited to the question whether effects out of these rules on the statement of accounts or the statement of affairs has to be expected.

A special audit for the exposure of irregularities in the monetary movements and current transactions (embezzlement-audit) was not subject matter of the audit.

3.2	Manner and Scope of the audit
The audit of the annual statement of a accounts was conducted in accordance with the German Commercial Code (HGB) accounting guidelines of sections 316 ff as well as in conformity to the accounting principles established by the Institute of Auditors in order to judge with sufficient certainty, the audit must be planned and carried out checking, whether or not the bookkeeping, the annual statement of account, and the company’s position are free of considerable faults.

Within the auditing framework, documents used for the bookkeeping statements, the annual statement of accounts, and the company’s position were mainly assessed on the basis of sample audits.

The audit included the assessment of the applied balancing, evaluation and classification principles, the essential appraisal of management, and the assessment of the full annual statement of accounts representation of financial statements and the company’s position.

I am of the opinion that this method of audit will produce a sufficiently safe basis for an evaluation of this audit.

The audit planning was developed from an audit strategy based on risk-free and system-oriented audit approaches.

In order to obtain evidence of the audit’s results, tests, systems and functions, analytical audit activities and individual sample audits were performed. Auditing the debtor’s and creditor’s positions meant to prove the existence of claims and debts through random sample checks of payments received in the following business year.

The management and appointed informants kindly provided me with all of the necessary information and supporting documents I asked for. The management confirmed, by signing the customary professional form of completion, issued by the Institute of Certified Public Auditors in Germany, that all business transactions of the 2004 business year, which are obligatorily subject to the bookkeeping, were entered in the books of MFC Aluminumfolie Merse-

burg GmbH, and that all assets and liabilities of the 2004 annual statements of accounts were listed.

I also participated in the inventory checks. I audited the accuracy of the preparation, implementation and evaluation of inventory, and determined, that the inventory is free of material misstatement. Material audits were carried out on the company grounds.

In my audit program identified critical set of goals leaded to the following focus of activities from the audit.

Recognition and appraisal of asset additions
Recognition and appraisal from loans to affiliated undertakings
Recognition and appraisal from miscellaneous other current assets and other liabilities
Recognition and appraisal from accruals

All informations and references I asked for were given. The management of the company written certified the completeness of the financial statement and the status report on the 28st February, 2005.

4.	Established Facts and explanations concerning the Accounting
4.1	Adequacy of Accounting

4.1.1	Bookkeeping and other Audited Documents
The books of MFC aluminiumfolie merseburg gmbh are kept properly according to the established rules. The accounting function was fulfilled. The requirements to fulfill the supporting documents function were met. In my view and according to my performed audit, the bookkeeping and additional supporting documents being reviewed by myself met the basic principles of bookkeeping and the requirements of the law.

Business transactions are registered by computer-aided processes and using the customary bookkeeping software. The bookkeeping programs include the real accounts, as well as the debtor’ s and creditor’s bookkeeping.

The company uses Microsoft’s program “Navision Financial” for the accounting process.

4.1.2	Annual Statement of Accounts
The balance sheet and the profit and loss accounts have been prepared according to the commercial law of accounting of companies, limited by shares, according to section 267 of the Commercial Code.

The approach, documentation, and evaluation provisions were observed, as well as the steadiness principle according to section 252, section 1, No. 6 of the Commercial Code .

The profit and loss accounts have been prepared according to the overall cost—procedure, according to section 275, section 2 of the Commercial Code.

4.1.3	Statement of Affairs
The management’s statement of affairs of the company’s complies with the statutory provisions of the commercial law. The statement of affairs matches with the annual statement of accounts as well as with my knowledge I acquired during my audit.
My audit has procured the result that the statement of affairs of the company has correctly presented the essential risks and future developments.

4.2.	Financial Position, Financial Situation and Earnings

4.2.1	Financial Situation and Capital Structure
For the representation of the financial position, the figures mentioned in the balance sheet of 31st of December, 2004 and in the previous year’s balance sheet of the 31st of December, 2003 were analyzed.

Development of the Financial Position

	31.12.2004		31.12.2003		change
	T€	%	T€	%	T€	%
A. Fixed Assets
I. Intangible assets
1. Franchise, trademark, patents, licences and similar rights and licences to such rights	11,5	0,2	8,2	0,2	3,3	40,2
II. Property, plant and equipment
1. technical equipment, plant and machinery	376,4	8,2	250,0	5,3	126,4	50,6
2. operational and office equipment	162,0	3,5	59,3	1,2	102,7	173,2
III. Financial Assets
1. other loans	56,2	1,2	41,6	0,9	14,6	35,1

	606,1	13,1	359,1	7,6	247,0	68,7

B. Current Assets
I. Inventories
1. raw materials and supplies	966,4	21,0	929,2	19,7	37,2	4,0
2. work-in-process	1.127,7	24,5	731,5	15,4	396,2	54,2
3. finished goods	1.211,3	26,3	1.122,3	23,7	89,0	7,9
II. Account receivable and other assets
1. accounts receivable, trade	127,5	2,8	163,5	3,5	-36,0	-22,0
2. accounts due from affiliated companies	79,5	1,7	0,0	0,0	79,5	0,0
3. other assets	239,3	5,2	187,1	4,0	52,2	27,9
III. Checks, cash on hand and in Federal Bank and in postal giro accounts and cash in banks	233,1	5,1	1.229,6	26,0	-996,5	-81,0

	3.984,8	86,6	4.363,2	92,3	-378,4	-8,7

C. Deferred charges and prepaid expenses	13,9	0,3	3,7	0,1	10,2	275,7

	4.604,8	100,0	4.726,0	100,0	-121,20	-2,6

Development of the capital structure

	31.12.2004		31.12.2003		change
	T€	%	T€	%	T€	%
A. Shareholders’ Equity
I. Capital stock	25,0	0,5	25,0	0,5	0,0	0,0
II. Accumulated deficit	19,3	0,5	-2,6	-0,1	21,9	-842,3
III. Net Income	24,8	0,5	21,9	0,5	2,9	13,2

	69,1	1,5	44,3	0,9	24,8	56,0

B. Special Reserves with an Equity Portion	92,3	2,0	23,0	0,5	69,3	301,3

C. Reserves and Accrued Liabilities
1. pension reserves	99,9	2,2	85,2	1,8	14,7	17,3
2. accrued taxes	6,2	0,1	9,0	0,2	-2,8	-31,1
3. other reserves and accrued liabilities	216,9	4,7	353,8	7,5	-136,9	-38,7

	323,0	7,0	448,0	9,5	-125,0	-27,9

D. Liabilities
1. accounts payable, trade	3.931,3	85,4	3.965,1	83,9	-33,8	-0,9
2. accounts due to affiliated companies	37,4	0,8	97,1	2,1	-59,7	-61,5
3. other liabilities	151,5	3,3	148,6	3,1	2,9	2,0

	4.120,2	89,5	4.210,8	89,1	-90,6	-2,2

	4.604,6	100,0	4.726,1	100,0	-121,5	-2,6

4.2.2	Profit Situation

		01.01. bis		01.01. bis
		31.12.2004		31.12.2003		change
		T€	%	T€	%	T€	%
	sales	26.123,1	98,0	24.069,7	100,8	2.053,4	8,5
+/–	inventory decrease	536,5	2,0	-192,1	-0,8	728,6	-379,3
+	production for own plant capitalised	0,0	0,0	2,7	0,0	-2,7	-100,0

=	total output	26.659,6	100,0	23.880,3	100,0	2.779,3	11,6

+	other operating income	638,1	2,4	393,7	1,6	244,4	62,1
–	costs of material	24.574,6	92,2	21.667,9	90,7	2.906,7	13,4

=	gross profit	2.723,1	10,2	2.606,1	10,9	117,0	4,5

–	personnel expenses	1.822,3	6,8	1.769,6	7,4	52,7	3,0
–	depreciation	88,9	0,3	13,9	0,1	75,0	539,6
–	other operating expenses	775,1	2,9	799,0	3,3	-23,9	-3,0

=	operating result	36,8	0,2	23,6	0,1	13,2	55,9

+	other income	7,6	0,0	13,7	0,1	-6,1	-44,5
–	similar expenses	3,7	0,0	1,3	0,0	2,4	184,6

=	financial results	3,9	0,0	12,4	0,1	-8,5	-68,5

	result from ordinary operations	40,7	0,2	36,0	0,2	4,7	13,1
–	taxes on income	15,2	0,1	12,8	0,1	2,4	18,8
–	other taxes	0,7	0,0	1,4	0,0	-0,7	-50,0

=	net income	24,8	0,1	21,8	0,1	3,0	13,8

5.	CERTIFICATION OF THE FINANCIAL STATEMENT
Based on my audit I certified the following unqualified financial statement, included in the appendices 1 through 4 of the annual statement of MFC Aluminiumfolie Merseburg GmbH, Merseburg as of
the 31st of December, 2004 and in appendix 5 the statement of affairs for the 2004 business year.
“I have audited the annual statement of accounts, including the bookkeeping and the company’s statement of affairs of the company of MFC Aluminiumfolie Merseburg GmbH,
Merseburg for the business year starting from the 1st of January to the
31st of December, 2004. The bookkeeping, the preparation of the annual statement of accounts, and the company’s statement of affairs according to the requirements of the commercial law are the responsibility of MFC Aluminiumfolie Merseburg GmbH’ management. It is my task to evaluate the annual accounts including the bookkeeping based on my audit and the company’s statement of affairs .
I conducted the audit of the annual statement of accounts according to section 317 of the Commercial Code with due regard to the German rules of the Institute of Auditors for a lawful audit of the statement of accounts. According to this, the audit had to be planned and performed in such a way, that inaccuracies and breaches which could detrimentally effect the view of the assets, financial and earnings situation which were procured by the representation of the annual statement of accounts keeping in view the principles of orderly bookkeeping could be recognized.

The selection of the audit measures are determined by the knowledge of the business operation and of the economical and legal environment of MFC Aluminiumfolie Merseburg Inc. as well as by the expectation of possible defects. The audit evaluated, on the basis of random samples, the efficiency of the internal account control system and evidence for the statement in bookkeeping, the annual statement of accounts and the company’s state of affairs. The audit includes the evaluation of applied balancing principles, as well as the essential evaluation of management and the evaluation of the complete representation of the annual statement of accounts and the company’s statement of affairs. I am of the opinion that my audit provides a reasonable basis for my evaluation.

My audit has not brought upon any objections whatsoever.

In my opinion, the annual statement of accounts which was performed in compliance with the principles of orderly bookkeeping principles , gives a corresponding view of the real finance, earnings, and asset situation of MFC Aluminiumfolie Merseburg Inc. The company’s statement of affairs provides us with an altogether correct view of the company’s situation and the risks of future developments.”
The financial statement have been prepared in accordance with generally accepted accounting principles in Germany, which conform in all material respects with those in the United States.
The foregoing statement is reported in accordance to the legal provisions and principles of orderly reporting of audits ( IDW PS 450). The audit was also carried out in accordance with auditing standards in the United States.
The publication or rediscounting of the annual statement and/or the the statement of affairs for the business year in a from the certified version divergent form ( including the translation in another voice) needs my re-

newal comment, insofar my certification is quoted or my audit is to referred.
I point thereto on section 317 of the Commercial Code

Fulda, the 10th of March, 2005

Hans-Dieter Alt Certified Auditor

Exhibit 1
BALANCE SHEET
as of december, 31st, 2004
MFC Aluminumfolie Merseburg GmbH

		31.12.2004	2003
	EUR	EUR	TEUR
ASSETS
A. Fixed assets
I. Intangible assets
1. Franchises, trademarks, patents, licences and similar rights and licences to such rights		11.483,90	8,2

II. Property, plant and equipment
1. Technical equipment, plant and machinery	376.356,88		250,1
2. Operational and office equipment	162.000,38		59,3

		538.357,26	309,4

III. Financial assets
1. Other loans		56.157,00	41,6

B. Current assets
I. Inventories
1. Raw materials and supplies	966.357,61		929,2
2. Work-in-process	1.127.667,29		731,5
3. Finished goods	1.211.296,14		1.122,3

		3.305.321,04	2.783,0

II. Accounts receivable and other assets
1. Accounts receivable, trade	127.502,60		163,5
2. Accounts due from affiliated companies	79.459,81		0,0
3. Other assets	239.328,57		187,1

		446.290,98	350,6

III. Checks, cash onhand and in Federal Bank and in postal giro accounts and cash in banks		233.131,24	1.229,6

C. Deferred charges and prepaid expenses		13.852,00	3,7

		4.604.593,42	4.726,1

		31.12.2004	2003
	EUR	EUR	TEUR
LIABILITY AND SHAREHOLDERS’
EQUITY
A. Shareholders’ equity
I. Capital stock	25.000,00		25,0
II. Accumulated deficit	19.322,00		- 2,6
III. Net income	24.825,24		21,9

		69.147,24	44,3

B. Special reserves with an equity portion		92.310,27	23,0

C. Reserves and accrued liabilities
1. Pension reserves	99.866,00		85,3
2. Accrued taxes	6.213,00		9,0
3. Other reserves and accrued liabilities	216.893,78		353,8

		322.972,78	448,1

D. Liabilities
1. Accounts payable, trade	3.931.303,81		3.965,1
2. Accounts due to affiliated companies	37.366,10		97,1
3. Other liabilities	151.493,22		148,5

- thereof for taxes:
EUR 9.020,00 (previous year: EUR 1.982,70)
- thereof for social security:
EUR 45.759,82 (previous year: EUR 43.635,16)
		4.120.163,13	4.210,7

		4.604.593,42	4.726,1

Exhibit 2
Statement of fixed assets for the year ended December 31st, 2004
MFC Aluminiumfolie Merseburg GmbH

					Statement of depreciation, amortisation and
	Statement of prime cost				write-offs				Net book	Net book
	At cost			At cost	At cost			At cost	value	value
	01.01.2004	Additions	Retirements	31.12.2004	01.01.2004	Additions	Retirements	31.12.2004	31.12.2004	31.12.2003
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
I. Intangible assets
1. Software	12.779,78	8.222,06	0,00	21.001,84	4.614,78	4.903,18	0,00	9.517,96	11.483,88	8.165,00
II. Property, plant and equipment
1. Technical equipment, plant and machinery	251.331,84	177.719.42	0,00	429.051,26	1.286,07	51.408,31	0,00	52.694,38	376.356,88	250.045,77
2. Operational and office equipment	68.927,81	135.713,70	0,00	204.641,51	9.580,43	32.832,55	0,00	42.641,13	162.000,38	59.347,38
III. Financial assets
1. Other loans	41.631,00	0,00	0,00	41.631,00	0,00	0,00	0,00	0,00	41.631,00	41.631,00

total	374.670,43	321.655,18	0,00	696.325,61	15.481,28	89.144,04	0,00	104.853,47	591.472,14	359.189,15

Exhibit 3
INCOME STATEMENT
for the year ended december 31st, 2004
MFC Aluminiumfolie Merseburg GmbH

	2004		2003
	EUR	EUR	EUR	EUR
1. Sales		26,123,148.21		24,069,654.30
2. Increase in finished goods and work-in-process		536,461.33		-192,121.96
3. Production for own plant and equipment capitalised		0.00		2,667.51

4. Total output		26,659,609.54		23,880,199.85
5. Other operating income		638,117.15		393,728.20
6. Costs of materials
a) Costs of raw materials, supplies and trading stock	-23,734,178.08		-20,800,925.69
b) Costs of purchased services	-840,384.08	-24,574,562.16	-866,978.88	-21,667,904.57

7. Personnel expenses
a) Wages and salaries	-1,476,976.85		-1,472,268.41
b) Social security and pension	-345,311.56		-297,313.66

- thereof for pensions:
EUR 37.958,27 (previous year: EUR 9.949,95)		-1,822,288.41		-1,769,582.07
8. Depreciation, amortisation and write-offs
a) on intangible assets and plant and equipment		-88,906.05		-13,876.80
9. Other operating expenses		-775,063.95		-798,955.66
10. Other interest and similar income		7,559.13		13,706.16
11. Interest and similar expenses		-3,716.94		-1,281.54

12. Result from ordinary operations		40,748.31		36,033.57
13. Taxes on income		-15,183.07		-12,752.09
14. Other taxes		-740.00		-1,360.98

15. Net income		24,825.24		21,920.50

Exhibit 4
MFC ALUMINIUMFOLIE MERSEBURG GMBH
appendage
for the business year 2004

The annual financial statement from MFC Aluminiumfolie Merseburg GmbH is based on the fundamental principles of the balance sheet regulation law from January 1st, 1986.
The liability side of the balance sheet was extended of the position special reserves for taken saving-reserves according to §7g (3) EStG.
The statement of income was prepared under the existing regulations of the cost-summary method in § 275 (2) HGB.
Balance- and valuation methods
The accounting of the business year 2004 and the statement of the year-end closing ensuedes in EURO.
Property, plant and equipment
Intangible assets of property, plant and equipment are listed in acquisition costs and depreciated according to their expected life.
The valuation of tangible fixed assets results also from acquisition costs minus normal straight-line depreciation.

The elective valuation after § 6 (2) EStG was claimed for low valued assets.
The development of the property, plant and equipment can be taken from the analysis of fixed assets at December 31st, 2004 added in exhibit 2.
Inventories
In the inventories registered trading stocks were valued with acquisition costs.
Receivables
The presented receivables all have a rest term from until one year. The valuation from the receivables was valued under consideration of all recognisable risks by suitable devaluation.
Deferred items
Under the active deferred items are payments declared, which were affected before the “balance–fix-day” and constitute expense for a defined time after the “balance-fix-day”.
Owner’s equity
The capital stock of the company amounts to € 25.000,00.
The net income of the business year 2003 (€ 21.920,50) was carried forward to new bill with decision from the shareholders’ meeting from March 23th, 2004.

Special reserves with an equity portion
The special reserve with an equity portion presents taken saving reserves according to § 7g (3) EStG.
Accruals
The accruals were measured in that way, that they can carry calculation for all recognisable risks to the balance sheet date.
The in the balance sheet to the December 31st, 2004 presented accruals have the following composition:

€
accruals for vacation pay	30.500,00
pension reserves	99.866,00
accrued taxes	6.213,00
bonus reserves	20.000,00
accruals for warranty claims	84.500,00
accruals for lawsuit	0,00
accruals for repairs in arrears	25.000,00
accruals for discounts, have to give	29.500,00
accruals for invoice receivable	0,00
accruals for financial statement and audit costs	24.000,00
accruals for workmen’s compensation board	3.393,78

322.972,78

Liabilities
The liabilities were developed with their nominal resp. higher repayment amount.
The total amount of the liabilities is come to € 4.120.163,13, the liabilities all have a remaining time up to one year.
The liabilities contain accounts for taxes at the height of € 24.701,12 and accounts for social security at the height of € 45.940,43.
Statement of liabilities

			remaining	remaining	remaining
			period until	period 1 till	more than
		all	1 year	5 years	5 years
		€	€	€	€
1.	accounts payable for goods and services
	accounts payable for goods and services	3.918.195,52	3.918.195,52	0,00	0,00
	accounts payable for goods and services EG	10.836,55	10.836,55	0,00	0,00
	accounts payable for goods and services non-EG	2.271,74	2.271,74	0,00	0,00

		3.931.303,81	3.931.303,81	0,00	0,00

2.	accounts due to affiliates companies
	accounts payable for goods and services to affiliates companies	986,15	986,15	0,00	0,00
	IC Management Service GmbH	36.379,95	36.379,95	0,00	0,00

		37.366,10	37.366,10	0,00	0,00

3.	other liabilities
	accounts for taxes	9.020,00	9.020,00	0,00	0,00
	accounts due to sickness insurance fund	45.759,82	45.759,82	0,00	0,00
	accounts due to co-workers	80.851,67	80.851,67	0,00	0,00
	remaining other liabilities	180,61	180,61	0,00	0,00
	wage tax	15.681,12	15.681,12	0,00	0,00

		151.493,22	151.493,22	0,00	0,00

amount		4.120.163,13	4.120.163,13	0,00	0,00

Personnel costs
In the personnel costs expenses for retirement benefits at the height of € 37.958,27 are presented (previous year: € 9.949,95).
Other operating expenses
The other operating expenses at the height of T€ 775 refer in particular to expenses for lease and rent (T€ 353), commissions (T€ 44) and examination, deliberation, legal protection (T€ 77).
Co-worker 2004
In the business year 2004 on the average 54 employees were hired firmly (previous years: 50).
Information about the management
Since September 16th, 2002 Mr. Dr. Stefan Feuerstein and Mr. Bernd Gebhardt are general managers of the MFC Aluminiumfolie GmbH.
Contingent liabilities
Liabilities for negotiation and transmission of changes, form guarantees, guarantees for a bill of exchange and for a note of exchange and from warranty contracts as soon as for contingent liabilities from the order of collateral for stranger liabilities do not exist.

Other financial obligations
Other financial obligations, which do not appear in the balance sheet and have an importance for the valuation of the financial position, do not exist.

Exhibit 5
Legal Conditions
Corporate legal conditions

Company:	MFC aluminiumfolie merseburg gmbh

Headquarters:	Merseburg

Legal form:	GmbH

Articles of association:	Concluded on 8 March 2001, revised on 14 May 2001 and 15 Nov. 2001.

Address:	August – Bebel – Straße 1 06217 Merseburg

Entry in Commercial Register:	Halle-Saalkreis Circuit Court, HR B 14193

Duration of company:	permanent

Object of the company:	Production and sale of aluminum products, in particular aluminum foils.

Financial year:	1 January to 31 December

Subscribed capital:	€ 25.000

Management:	Dr. Stefan Feuerstein and Bernd Gebhardt are the managing directors. The managing directors are permitted to conclude business transactions with themselves or with themselves as representatives of third parties.

Representation:	Dr. Stefan Feuerstein is authorized to represent the company alone. Bernd Gebhardt is authorized to represent the company jointly with Dr. Stefan Feuerstein.

Commercial power of attorney:	Commercial power of attorney has not been granted.
Material contracts
The following material relationships exist with affiliated companies:
—	Marketing and Distribution Agreement with IC Management Service GmbH

—	Surety from MFC Bancorp Ltd. for obligations from the supplier agreement with Nickelhütte Aue GmbH

—
Amongst the most important contracts which affect the technical and economic base of the company are:
—	Lease with GSA Grundstücksfonds Sachsen-Anhalt GmbH

—	Contract for the supply of pre-rolling foil with Nickelhütte Aue GmbH (till 31/12/2004)

—	Contract for the supply of pre-rolling foil with Hydro Aluminium Deutschland GmbH (as of 1/1/2005).

—
The company has concluded insurance to cover the essential risks of their business operations. The propriety of the insurance coverfage and the completeness of the insurance protection as well as the timely payment of the premiums was not within the scope of my audit.
Annual General Meeting
The financial statements for 31 December 2003 with my unqualified auditor’s opinion of 16 March 2004 and the management report were approved in the annual general meeting of 23 March 2004.
The use of the profits, as proposed by the management, was approved by the annual general meeting.
The management was released for the financial year 1 January to 31 December 2003 on 23 March 2004.
Hans-Dieter Alt, auditor tax advisor, Fulda was elected as the auditor for financial year 2004.

Exhibit 6
Tax Conditions
The company is subject to the normal taxation in accordance with Articles 16 — 18 UStG (Input Tax Code).
The company is subject to corporate taxation in accordance with Art. 1 KStG (Corporate Tax Code).
The industrial operations are subject to trade tax in accordance with Art. 2 Sec. 1 GewStG (Trade Tax Code).
The last tax audit occurred in May 2004 and covered the period of October 2003 to March 2004. The input tax and the inter-corporate deliveries were audited.

Exhibit 7
EXPLANATORY COMMENT
to the Balance sheet as of 31 December 2004
Explanations to the assets
A. Fixed assets
I. Intangible assets

1.	Franchises, trademarks, patents, licences and similar rights and licences to such rights	€11.483,90

	(previous year:	€8.165,00)
II. Property, plant and equipment

1.	Technical equipment and machinery	€376.356,88

	(previous year:	€250.045,77)

	2004	2003
	€	€
equipment of buildings	2.217,86	0,00
plants material depot and preparation	61.853,57	12.402,30
technical plants rolling mill	79.772,77	16.843,07
energy plants	184.960,57	217.127,65
technical plants for annealing furnace	2.925,75	3.672,75
thermal-oil-plant	31.020,72	0,00
other plants and machinery	13.605,64	0,00

	376.356,88	250.045,77

2.	Other plants, operational and office equipment	€162.000,38

	(previous year:	€59.347,38)

The inventory composes at the balance-fix-day as follows:

	2004	2003
	€	€
EDV-plants	20.206,13	13.973,42
sanitary facilities	17.080,48	20.050,96
motor pool	115.043,04	25.323,00
tools	1.292,85	0,00
office equipment	7.395,69	0,00
other plant-equipment	982,19	0,00

	162.000,38	59.347,38

Total property, plant and equipment		€538.357,26

(previous year:		€309.393,15)

III. Financial assets

1.	Other loans	€56.157,00

	(previous year:	€41.631,00)

	Total fixed assets	€605.998,16

	(previous year:	€359.189,15)

B.	Current assets
I.	Inventories

1. Raw materials and supplies	€966.357,61

(previous year:	€929.235,91)
The inventory composes at the balance-fix-day as follows:

	2004	2003
	€	€
foils	836.307,18	868.572,86
foil-scrap	55.588,80	4.285,00
husks and tapes	22.305,43	19.961,02
supplies for production	23.675,60	5.150,72
grease and lubricating oil	0,00	1.933,69
source of energy	25.016,58	24.301,79
packaging material	3.464,02	5.030,83

	966.357,61	929.235,91

2. Work-in-process	€1.127.667,29

(previous year:	€731.522,34)

The inventory composes at the balance-fix-day as follows:

	2004	2003
	€	€
UE foil	1.127.667,29	727.048,34
UL foil	0,00	4.474,00

	1.127.667,29	731.522,34

3. Finished goods	€1.211.296,14

(previous year:	€1.122.283,56)
The inventory composes at the balance-fix-day as follows:

	2004	2003
	€	€
FE foil	1.211.296,14	1.116.464,56
FL foil	0,00	5.819,00

	1.211.296,14	1.122.283,56

II.	Accounts receivable and other assets

1. Accounts receivable, trade	€127.502,60

(previous year:	€163.480,65)

In detail the accounts receivable are concerned as follows:

	2004	2003
	€	€
Accounts receivable internal	129.250,30	154.186,70
Accounts receivable EG	-7.774,09	0,00
Accounts receivable non — EG	8.026,39	11.293,95
Lump-sum allowance	-2.000,00	- 2.000,00

	127.502,60	163.480,65

2. Accounts due from affiliated companies	€79.495,81

(previous year:	€0,00)

	2004	2003
	€	€
advance to MFC Bancorp	79.459,81	0,00

3. Other assets	€239.329,57

(previous year:	€187.129,12)

The other assets exhibit the following composition to the balance sheet date:

	2004	2003
	€	€
receivables from debit balance	89,92	89,92
security deposit	6.000,00	0,00
claim for refund; current tax	29.882,12	0,00
corporation income tax refund	8.026,39	11.293,95
receivables from turnover tax	201.059,53	187.039,20

	245.057,96	198.423,07

III. Checks, cash onhand and in Federal Bank and in postal giro Accounts and cash in banks	€233.131,24

(previous year:	€1.229.562,09)
The composition of this item is to be inferred from the following overview:

	2004	2003
	€	€
cash	287,24	353,77
KSK Merseburg-Querfurt, giro	178.793,31	175.781,17
KSK Merseburg-Querfurt, FGA	0,00	1.000.000,00
KSK Merseburg-Querfurt, fixed deposits	54.050,69	53.427,15

	233.131,24	1.229.562,09

C. Deferred charges and prepaid expenses	€13.852,00

(previous year:	€3.743,00)

Summation asset side	€4.604.593,42

(previous year:	€4.726.145,82)

Explanatory comments to the liabilities and shareholders’ equity
A.	Shareholders’ equity

I.	Capital stock	€25.000,00

	(previous year:	€25.000,00)
The capital stock of the company amounts in accordance to § 4 from the articles of association up € 25.000,00 and is completely deposited.

II.	Carry forward	€19.322,00

	(previous year:	€-2.887,33)

	2004	2003
	€	€
Profit for the year 2002	288,83	288,83
Profit for the year 2003	21.920,50	0,00
net loss for the year 2001	-2.887,33	-2.887,33

	19.322,00	-2.598,50

III.	Net income	€24.825,24

	(previous year:	€21.920,50)

B.	Special reserves with an equity portion	€92.310,27

	(previous year:	€23.000,00)

	2004	2003
	€	€
special item with accrual character	0,00	23.000,00
special item capital investment bonus	61.846,20	0,00
special item investment allowance	30.464,07	0,00

	92.310,27	23.000,00

C.	Accruals

The stock composes at the balance-fix-day as follows:

	at cost	con-	re-	pro-	at cost
	01.01.2004	sumption	versal	vision	31.12.2004
	€	€	€	€	€
pension- reserve	85.247,00	0,00	0,00	14.619,00	99.866,00
accrued taxes	9.020,00	0,00	9.020,00	6.123,00	6.213,00
other reserve	353.821,34	111.500,00	196.267,56	170.840,00	216.893,78

	448.088,34	111.500,00	205.287,56	191.582,00	322.972,78

1.	Pension reserves	€99.866,00

	(previous year:	€85.247,00)

2.	Accrued taxes	€6.213,00

	(previous year:	€9.020,00)

	2004	2003
	€	€
reserve for trade taxes	6.213,00	5.075,00
reserve for income taxes	0,00	3.739,00
reserve for solidarity surcharge	0,00	206,00

	6.213,00	9.020,00

3.	Other reserves and accrued liabilities	€353.821,34

	(previous year:	€145.400,00)

The stock composes at the balance-fix-day as follows:

	2004	2003
	€	€
bonus reserves	20.000,00	20.000,00
accruals for lawsuit	0,00	4.000,00
accruals for discounts, have to give	29.500,00	29.500,00
accruals for invoice receivable	0,00	2.000,00
accruals for workmen’s compensation board	3.393,78	4.000,00
accruals for vacation pay	30.500,00	45.600,00
accruals for repairs in arrears	25.000,00	130.500,00
accruals for warranty claims	84.500,00	94.221,34
accruals for financial statement and audit costs	24.000,00	24.000,00

	216.893,78	353.821,34

D.	Liabilities

1.	Accounts payable for goods and services	€3.931.303,81

	(previous year:	€3.965.101,14)

The stock composes at the balance-fix-day as follows:

	2004	2003
	€	€
accounts internal	3.918.195,52	3.948.864,74
accounts EG	10.836,55	11.390,10
accounts non — EG	2.271,74	4.846,30

	3.931.303,81	3.965.101,14

2.	Accounts due to affiliated companies	€37.366,10

	(previous year:	€97.074,85)
The stock composes at the balance-fix-day as follows:

	2004	2003
	€	€
accounts ICM	36.379,95	33.745,88
accounts EG	0,00	8.843,79
accounts due to affiliated companies	986,15	54.485,18

2004	2003
€	€
37.366,10	97.074,85

3.	Other liabilities	€151.493,22

	(previous year:	€148.559,49)

	2004	2003
	€	€
deduction of input tax	0,00	1.982,70
liabilities from bonus agreement	0,00	10.082,73
liabilities from taxes on income	9.020,00	0,00
liabilities on co-workers	80.851,67	75.947,93
wage tax	15.681,12	16.690,38
liabilities on health insurance fund	45.653,06	43.635,16
employment benefits to encourage capital formation	180,61	220,49
pension fund	106,76	0,00

	151.493,22	148.559,39

Summation total equity and liabilities	€4.604.593,42

(previous year:	€4.726.145,82)

EXPLANATORY COMMENTS TO THE
PROFIT AND LOSS STATEMENT
from 01. january till 31. december 2004

1. Sales	€26.123.148,21

(previous year:	€24.069.654,30)
The sales of the business year 2003 are composed as explained in the following manner:

	2004	2003
	€	€
sales foil	26.561.466,98	24.477.813,10
sales rework	26.811,02	181.117,32
sales scrap	1.752.956,81	1.364.495,21
sales deductions warranty	- 283.750,64	- 302.965,11
sales deductions ICM	- 1.253.215,01	- 1.111.893,20
cash discount	- 608.171,47	- 529.468,09
bonus	- 72.949,48	- 9.444,93

	26.123.148,21	24.069.654,30

2. Inventory decrease		€536.461,33
(previous year:	€	- 192.121,96)
The item presents in the business year 2004 the following compositions:

	2004	2003
	€	€
inventory changes FE foil	94.831,58	245.607,54
inventory changes FL foil	- 5.819,00	5.819,00
inventory changes scrap material	51.303,80	- 22.643,00
inventory changes UE foil	400.618,95	- 425.379,50
inventory changes UL foil	- 4.474,00	4.474,00

	536.461,33	- 192.121,96

3. Production for own plant capitalised	€0,00

(previous year:	€2.667,51)

4. Total output	€26.659.609,54

(previous year:	€23.880.199,85)

5. Other operating income	€638.117,15

(previous year:	€393.728,20)
The item presents in the business year 2003 the following compositions:

	2004	2003
	€	€
other income Flex-Team	88.616,23	319.984,44
other extra income	97,90	- 13.395,31
income from current tax refund	120.289,84	90,04
other expense allowance	118.938,90	56.519,17
income from account — differences	49,94	15,60
income from exchange differences	1.162,01	1.254,98
income from dissolution of provision for deferred repairs	130.500,00	0,00
income from insurance benefits refund	40.558,20	0,00
income from off-the-line item refund	34.558,60	0,00
income from acquisition cost refund	800,00	0,00
income unrelated to accounting period	101.209,09	29.259,28
damages	1.336,44	0,00

	638.117,15	393.728,20

6.	Cost of materials

Cost of raw materials, supplies and trading stock	€24.574.562,16

(Vorjahr:	€21.667.904,57)
The costs of raw materials, supplies and trading stock present in the business year 2003 the following composition:

	2004	2003
	€	€
foil	22.083.733,56	19.018.317,00
supplies	4.598,68	6.600,36
small tools	4.699,00	4.705,24
metal husk	119.312,43	107.349,08
factory supplies / expendable material	56.746,12	93.798,44
factory supplies	16.283,10	1.584,18
filter supplies	30.734,40	31.798,44
walz-oil	95.328,90	129.195,44
additive	38.953,84	26.537,14
packaging material	164.129,64	175.527,49
repair material	88.047,79	84.798,42
electricity	797.442,00	788.286,80
gas	119.931,16	169.524,57
oil	87.299,86	133.063,95
water	14.154,64	19.989,49
other material	12.782,96	9.909,98
outside services	198.817,88	53.916,99
cargo	550.742,78	531.983,22
external maintenance	103.767,29	292.553,24
cash discount 16%	- 12.943,87	- 11.474,57

	24.574.562,16	21,667,964.90

7.	Personnel expenses

a	)	wages and salaries	€1.476.976,85

		(previous year:	€1.472.268,41)

	2004	2003
	€	€
indemnity	2.000,00	4.100,00
costs open vacation	0,00	21.600,00
paid job layoffs	1.035,10	436,56
accruals	0,00	20.000,00
salary	534.890,36	533.597,54
continued payment of salary	8.350,63	14.268,02
industrial apprentice	8.900,00	2.303,06
base pay	610.861,84	574.346,98
overtime pay	13.459,93	23.318,43
continued pay	21.474,46	18.527,34
night-, Sunday and holiday premium	82.495,56	87.767,11
remuneration in kind	371,40	463,80
other salary	1.651,20	1.561,60
vacation	155.984,29	159.284,25
Christmas allowance	27.800,00	0,00
bonus and premium	7.702,08	10.693,72

	1.476.976,85	1.472.268,41

b	)	Social security, pension and other benefit cost	€345.311,56

		(previous year:	€297.313,66)
— thereof for pensions: € 37.958,27 (previous year: € 9.949,95)

8.	Depreciation on intangible assets,

plant and equipment		€88.906,05

	(previous year:	€13.876,80)
The presented depreciations constitute straight-line method depreciation on intangible assets, plant and equipment as scheduled.

	2004	2003
	€	€
depreciation on intangible assets	4.864,29	4.260,00
depreciation on technical plants	47.462,35	1.224,12
depreciation on motor pool	18.279,96	3.077,00
depreciation on technical plant annealing furnace	747,00	62,25
depreciation on EDV — plants	10.487,29	5.245,18
depreciation on sanitary facilities	2.970,48	8,25
depreciation on real estate	32,14	0,00
depreciation on thermal-oil-plant	3.209,51	0,00
depreciation on tools	228,15	0,00
depreciation on office equipment	624,88	0,00

	88.906,05	13.876,80

9.	Other operating expenses		€775.063,95

		(previous year:	€798.955,66)
The other operating expenses are subdivided into the following components:

	2004	2003
	€	€
public charges	2.954,94	1.594,73
other external maintenance	63.858,20	0,00
suretyship charges	0,00	65.833,33
rent, lease	352.759,78	304.044,62
cleaning expenses	6.808,74	6.677,21
clothing	2.192,54	2.223,20
donations	4.400,00	2.100,00
insurance premium	40.480,46	23.353,21
industrial association premium	9.110,74	9.011,25
delay penalty	44,50	0,00
software	3.730,38	10.914,43
leasing physical resources	16.173,95	16.173,92
leasing PKW	14.434,62	16.167,72
motor vehicle insurance	804,83	2.697,45
company-supplied car costs	8.509,48	7.414,27
gratuities and presents till 40,00 €	86,74	141,47
gratuities and presents over 40,00 €	218,05	219,14
promotional costs	52,53	75,00
other personell expenses	100,00	0,00
employees events	1.816,77	0,00
entertainment expenses	2.932,56	1.088,79
travel allowance 16%	2.318,96	1.105,91
travel expenses	24.564,49	24.716,33
daily allowance	6.747,33	5.891,18
private car-using	757,90	1.425,28
advertising	6.482,77	6.190,30
other advertising	372,10	820,52
provisions	39.776,72	84.850,12
allocation for warranty	0,00	78.821,34
postage	2.375,78	2.375,79
telephone and internet	11.852,43	13.401,03
stationery and office supplies	5.840,02	6.960,14
form and blank	165,30	195,00
other printed matter	1.243,14	2.223,00
newspaper and specialized literature	2.111,01	1.458,25

	2004	2003
	€	€
further training	2.079,94	3.099,52
inspection, advice, legal protection	77.013,29	14.293,36
acquisition and audit cost	16.000,00	19.112,40
work clothing	3.690,88	4.005,64
plant doctor	0,00	90,00
other materials	411,39	428,19
acquisition agriculture	83,84	8,00
waste disposal	27.248,12	25.812,05
banking charges	3.216,78	7.434,34
exchange loss	2.591,33	1.443,00
transfer to special tax reserve	0,00	23.000,00
expenses unrelated to accounting period	6.295,02	64,62
accounting differences	0,00	0,02
account differences	55,60	0,29

	774.763,95	798.955,36

10.	Other interest and similar income		€7.559,13

		(previous year:	€13.706,16
This incomes result from cash interest for fixed money — or deadline money investments at the Sparkasse Merseburg-Querfurt.

11.	Interest and similar expenses		€3.716,94

		(previous year:	€1.281,54)

	2004	2003
	€	€
interests on lease-purchase agreement and leasing	3.192,06	756,66

guaranty commission	524,88	524,88

	3.716,94	1.281,54

12.	Result from ordinary operations	€40.748,31

	(previous year:	€36.033,57)

13.	Taxes on income	€15.183,07

	(previous year:	€12.752,09

	2004	2003
	€	€
corporation income tax	6.323,00	3.739,00

solidarity surcharge	467,26	206,00

trade tax	6.213,00	5.075,00
capital gains tax	2.179,81	3.732,09

	15.183,07	12.752,09

14.	Other taxes	€740,00

	(previous year:	€1.360,98)
The presented other taxes refer to paid motor vehicle taxes and excise taxes.

15.	Net income	€24.825,24

	(previous year:	€21.920,50)

Exhibit 8

Management Report
The MFC Aluminiumfolie Merseburg GmbH took over the rolling mill business unit of the FWM Folienwerke Merseburg GmbH effective 1 October 2002. The company produced blank aluminum foil for both the production of flexible packages as well as for technical uses and the pharmaceutical industry.

Especially the field of flexible packaging is a growth market because the trend to pre-packaged foods continues to increase.

The market for aluminum foils is marked by major international providers, medium-sized national providers and smaller providers such as our company. We consider ourselves to be partners for medium-sized companies as well as vendors for large customers with numerous sites who as a matter of principle secure their supply in this field by buying from a number of suppliers.

A change in the ownership occurred in the first quarter of 2004. The new owner is UNIVERSAL METALS Ltd. located in Hong Kong. Regardless of this, the cooperation in the areas of financing, sales and procurement with the companies of the MFC Bancorp Group, the former main owner, have been successfully continues.

Revenues/Sales

Where the years 2002/2003 served for rebuilding and restructuring and the solidification of customer relationships, 2004 was marked by an increasing cooperation with our primary customers.

8,525 t of aluminum foil were sold.

This corresponded to planning and reflected the current capacity of the plants. One important advance was the fact that in 2004 it was possible to perform a further reduction in thickness and to supply foils with a thickness of 6.0 µ in a stable quality and volume.

With annual volume agreements for delivery in 2005 signed in the autumn of 2004, it was possible to intensify the trend of a stable, long-term cooperation with our customers. With that the sale of more than 80 % of the production volumes have been secured, making the planning for 2005 of 8,500 t a realistic figure. The primary sales continue to be in Europe with Germany representing 62%.

Production/Quality assurance

The production area including maintenance was able to provide a high level of availability of the equipment in 2004. a flexible working system, motivated employees and a good level of quality were of substantial importance in this regard. The preventive scheduled maintenance, connected with the targeted modernizations were continued. Site costs could be significantly reduced by measures in the infrastructure.

The main rolling mill operations are running a permanent three-shifts. The percentage of the thinnest aluminum foils in the product mix has continued to increase. The planning for 2005 foresees almost 60 % of total production to be in this area.

The recertification of EN ISO 9001:2000 was successfully completed in 2004; the site had already attained a certified quality management system in 1994.

Procurement

The procurement of rolling foil is of strategic importance for our company. In 2004 in this regard we signed a supplier agreement with Nickelhütte Aue GmbH as the trading company; the actual sources are renowned European producers.

The payment targets set by the suppliers have been secured by a surety from the MFC Bancorp Ltd..

Price assurances have been obtained to secure the metal price agreement, which guarantees that the purchase price is analogous to the prices arranged with the customers without material risks developing for the company.

As a result of an existing electricity supply agreement no additional cost burdens have occurred. The conditions of the agreement could, for the most part, be continued for 2005. for other materials, e.g. rolling mill oils, transport devices, etc. it was in some cases necessary to accept significant price increases (oil, steel), which will require that consistent cost controlling be performed in this area in 2005 as well.

Maintenance / Investments /Site

The industrial park and the building / property have been rented in the framework of a long-term lease with an option to buy from the Grundstücksfond Sachsen-Anhalt GmbH. In the middle of 2004 another company located on the site moved out making it possible to rent additional rooms and restructure the entire logistics at the site.
The production plants are for the most part in a good technical condition. The focus of activities in 2004 was the consistent maintenance of value by means of repairs and partial modernizations. The site was further modernized with the cooperation of the leaser, with the aim of reducing costs and developing improved manufacturing conditions.

Financing

The company’s financing in 2004 was conducted by
—	long-term payment agreements with raw material suppliers which were guaranteed by an MFC-Bancorp Ltd surety,

—	short payment targets in sales in the framework of a marketing and sales agreement,

—	Cash-flow generated
Bank loans were not required for financing the company.

Personnel

The number of employees developed as follows in financial year 2004:

31 Dec. 2003	51 employees	1 of whom was a trainee
31 March 2004	51 employees	1 of whom was a trainee
30 June 2004	54 employees	1 of whom was a trainee
30 Sept. 2004	54 employees	2 of whom were trainees
31 Dec. 2004	55 employees	1 of whom were trainees
     The staff on 31 Dec. 2004 was broken down into the following positions:

Production	37
Maintenance	7
Sales	3
Quality assurance / Laboratory	3
Procurement / Work prep.	2
Administrative	3
55

Working hour accounts were kept to make working hours more flexible.

The shifts were stabilized by means of new hires in the production area. The company is not tied to a collective wage agreement. A Christmas bonus was paid again in 2004 as a voluntary payment.

Earnings

The pre-tax earnings was 40,748.31 €.

Reserves of 322,972.78 € cover the risks and projections from financial year 2004.

The results for 2004 were within the framework of the budget.
The gross yield ratio (total performance to cost of pre-rolling foil stock) was 120.7%.
The cost structure was as follows.

1.	Total performance	100.0%
2.	Costs of materials	92.2%
2.1	thereof pre-rolling foil stock	82.8%
3.	Personnel expenditures	6.8%
4.	Other expenditures	2.9%
The company’s earning situation is not yet satisfactory.

The 2005 budget contains positive effects resulting from improved purchasing conditions, further cost reductions and a further development toward processing high-earning thinnest aluminum foils which will lead to an improvement of the earnings situation.

Financial situation

The company has assets of 4,604,593.42 €.

These are broken down as follows:

Fixed assets	13.2%
Inventories	71.8%
Accounts receivable	4.5%
Cash / Credits	5.1%

The assets are primarily financed for the short-term.

The company’s shareholder equity on 31/12/2004 was 69.1 T€.

The short-term debt consists primarily of accounts payable to suppliers; this is guaranteed by a surety from MFC Bancorp. Ltd..

Probable Development and Associated Risks

The sales budget for 2004 was exceeded.

The budget for 2005 is at about the same level as 2004 and assumes a continued high rate of capacity.

The volume of sales is covered to 80 % with annual agreements with about 10 customers. The risk of metal price developments has, for the most part, been excluded by parallel mechanisms in procurement and sales.

In view of the developments in the market for flexible packaging, a further concentration on the thinnest aluminum foil is foreseen.

The focus of maintenance and investment activities was and is on preventive maintenance, partial modernization and partial replacement investments of the equipment.

The market volume for aluminum foil in Europe is well over 700,000 t/, so in that regard there is no risk for the sale of the company’s production.

The increasing price pressure resulting from imports from the non-EU region will be continued to be combated by the strengths of quality, flexibility, service and proximity to the customer. By cooperating in national and international associations of the aluminum industry, the company is taking active part on the latest developments in the market.

Other risks for the foreseeable business development are not visible at the moment. The controlling instruments developed, especially throughout 2004, guarantee a detailed penetration of the operating processes, whereby negative trends detected in the method could be countermanded by introducing proper measures.

Merseburg, in March 2005

Exhibit 9

[Translator’s notes are in square brackets]
General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of January 1, 2002
This is an English translation of the German text, which is the sole authoritative version

1. Scope
(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the “Wirtschaftsprüfer”) and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.
(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.
2. Scope and performance of the engagement
(1) Subject of the Wirtschaftsprüfer’s engagement is the performance of agreed services — not for a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäbiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.
(2) The application of foreign new laws requires — except for financial attestation engagements — an express written agreement.
(3) The engagement does not extend — to the extent it is not directed thereto — to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.
(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.
3. The client’s duty to inform
(1) The client must ensure that the Wirtschaftsprüfer — even without his special request — is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first became known during the Wirtschaftsprüfer’s work.
(2) Upon the Wirtschaftsprüfer request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.
4. Ensuring independence
The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer’s staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.
5. Reporting and verbal information
If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer’s staff beyond the engagement agreed to are never binding.
6. Protection of the Wirtschaftsprüfer’s intellectual property
The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations — especially quantity and cost computations — prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.
7. Transmission of the Wirtschaftsprüfer’s professional statement
(1) The transmission of a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer’s written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.
The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.
(2) The use of the Wirtschaftsprüfer’s professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.
8. Correction of deficiencies
(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.
(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.
(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) may be corrected — and also be applicable versus third parties — by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer’s professional statements entitle the Wirtschaftsprüfer to withdraw — also versus third parties — such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.
9. Liability
(1) The liability limitation of § [“Article” ] 323 (2) [“paragraph 2”] HGB [“Handelgesetzbuch”: German Commercial Code] applies to statutory audits required by law.
(2) Liability for negligence; An individual case of damages
If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO [“Wirtschaftsprüferordnung”: Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind — except for damages resulting from injury to life, body or health — for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.
(3) Preclusive deadlines
A compensatory damages claim may not be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim — at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

Exhibit 9

10. Supplementary provisions for audit engagements
(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor’s report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor’s report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer’s written consent and using the wording authorized by him.
(2) If the Wirtschaftsprüfer revokes the auditor’s report, it may not longer be used. If the client has already made use of the auditor’s report, he must announce its revocation upon the Wirtschaftsprüfer’s request.
(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.
11. Supplementary provisions for assistance with tax matters
(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client — especially numerical disclosures — are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.
(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on timely basis, all supporting documents and records — especially tax assessments — material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.
(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:
a)	preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b)	examination of tax assessments in relation to the taxes mentioned in (a)

c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d)	participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e)	participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).
In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.
(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.
(5) Services with respect to special individuals issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:
a)	the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b)	participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c)	the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.
(6) To the extent that the annual sales return is accepted as additional work, this does not include the review of any special accounting prerequisites nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.
12. Confidentiality towards third parties and data security
(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.
(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.
(3) The Wirtschaftsprüfer is entitled — within the purposes stipulated by the client — to process personal data entrusted to him or allow them to be processed by third parties.
13. Default of acceptance and lack of cooperation on the part of the client
If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer’s right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.
14. Remuneration
(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.
(2) Any set off against the Wirtschaftsprüfer’s claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.
15. Retention and return of supporting documentation and records
(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement — that had been provided to him and that he has prepared himself — as well as the correspondence with respect to the engagement.
(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.
16. Applicable law
Only German law applies to the engagement, its conduct and any claims arising therefrom.

REPORT OF THE AUDIT
OF THE ANNUAL STATEMENT
OF ACCOUNTS AS OF
31st of DECEMBER, 2003
MFC ALUMINUMFOLIE MERSEBURG INC.
AUGUST-BEBEL-STRASSE 1

06217 MERSEBURG
B.C. Hans-Dieter Alt
Certified Auditor
FULDA-WEIMAR

MAIN PART

			Page
1.	ORDER OF AUDITING		3

2.	GENERAL STATEMENT		3
	2.1	Statement of Affairs of the Company’s Situation	3
	2.1.1	Comments on the Evaluation by the Management’s Report on the Company’s Situation	3
	2.1.2	Facts Impairing the Development of Threatening the Existence of the company	4
	2.2	Irregularities	4
	2.2.1	Accounting Irregularities	4
	2.2.2	Other Irregularities	4

3.	SUBJECTS, MANNER, AND SCOPE OF AUDIT		4
	3.1	Subject to the Audit	4
	3.2	Manner and Scope of the Audit	5

4.	ESTABLISHED FACTS AND EXPLANATIONS CONCERNING THE ACCOUNTING		6
	4.1	Bookkeeping and other Audited Documents	6
	4.2	Annual Statement of Accounts	6
	4.2.1	Regularity of the Annual Statement of Accounts	6
	4.2.2	Breakdown and Explanation of the Items of the Annual Statement of Accounts	7
	4.2.3	The Overall Statement of the Annual Statement of Accounts	7
	4.2.3.1	Financial Position	7
	4.2.3.2	Financial Situation	9
	4.2.3.3	Earnings	10
	4.2.4	Statement of Affairs	11

5.	CERTIFICATION OF THE FINANCIAL STATEMENT		11

6.	SIGNING OF THE AUDIT		12

Table of Exhibits
			exhibit

	Balance Sheet		1

	Income Statement		2

	Statement of Fixed Assets		3

	Appendage for the Business Year 2003		4

	Management Report		5

	Explanatory Comment		6

	The Contracts of Adequate and Orderly Reporting for Auditors		7

MAIN PART
1.	ORDER OF AUDITING

The shareholders’ meeting of the MFC Aluminiumfolie Merseburg Inc. decided on the 8th December, 2003 to appoint Dipl.-Kfm. Hans -Dieter Alt, certified public accountant, to audit the 2003 business year of the company MFC Aluminiumfolie Merseburg Inc.The shareholders’ meeting assigned me as auditor of the annual statement of accounts and to report on the company’s situation as of 31st December 2003, of the company and to prepare a written report at the end.

The general terms of contract included in this report, the version 1st of January 2002 for auditors and auditing companies, included in this report, shall be authoritative for the execution of this task and will be under my responsibility, which is also, in this case, regarding third parties.
2.	GENERAL STATEMENTS

2.1	Statement of Affairs of the Company’s Situation
2.1.1	Comments on the Evaluation by the Management’s Report on the Company’s Situation
The management deals with the specifics of the course of business in the 2003 business year and gives a prospect of the future development in the business activities of MFC Aluminiumfolie Merseburg Inc. during 2003.

The company’s management shows the development of the turnover in the 2003 business year and explains the central elements of the business flow of the in the following areas: production, procurement, maintenance/investment, financing, and personnel. As to the distribution area, the management points out the special importance of the marketing and distribution contract with IC Management Service Inc. in Vienna. This assessment can be followed fundamentally, especially in he situation of the re-entry in to the market.

The management considered the earning situation during 2003 under review under the framework of planning, but considers it as not yet satisfactory. Potentials to increase profits are expected with the further increase of the company’s performance with the under proportional increasing cost of personnel and material as well as other expenses. This evaluation can be fundamentally followed.

The risk evaluation in the statement of affairs as well as the outlook deal with the risk of the future development. Sales risks are not expected due to the high market volume in Europe. Activities to compensate the risks connected to the price volatility of price development for Aluminium are satisfactorily described.

To sum up, this report describes the position of the company’s position realistically and represents the prospective developments correctly.
2.1.2	Facts Impairing the Development or Threatening the Existence of the Company
I could not find any concrete facts that pose discernible risks or that could jeopardize the continued existence of the company an its development during my annual audit.
2.2	Accounting Irregularities
2.2.1	Accounting Irregularities
The audit shows no faults or contraventions against legal rules, nor has the audit established any facts that show serious breaches of law or company’s statute by the company’s management, or by the employees.
2.2.2	Other Irregularities
The audit has not established any facts which show contraventions of law or statute, or the legal representatives or the employees against such legal or statutory provisions, which do not directly relate to the accounting.
3.	SUBJECTS, MANNER AND SCOPE OF AUDIT

3.1	Subjects to the Audit
I audited the annual statement of accounts, the book-keeping, and the report and the statement of affairs of MFC Aluminiumfolie Merseburg Inc. for the business year ending the 31st December, 2003.

The management is responsible for the bookkeeping, the preparation of the annual statement of accounts, and the report on the company’s position. It is my task to evaluate the annual statement of account ‘s and the report of the statement of affairs of the company’s situation.

The annual statement of accounts and the report on the statement of affairs of the company’s situation were audited according to the commercial law.

The auditing related to the obedience of other legal rules within the audit of the annual statement of accounts is limited to the question whether effects out of these rules on the statement of accounts or the statement of affairs has to be expected.

Procedures and situations, not within the framework is determined by the Commercial Law during the audit, for example the adequacy of insurance coverage, were not subjects to the audit.
3.2	Manner and Scope of the Audit
The audit of the annual statement of a accounts was conducted in accordance with the German Commercial Code (HGB) accounting guidelines of section/section 316 ff as well as in conformity to the accounting principles established by the Institute of Auditors.

In order to judge with sufficient certainty, the audit must be planned and carried out checking, whether or not the bookkeeping, the annual statement of account, and the company’s position are free of considerable faults. Within the auditing framework, documents used for the bookkeeping statements, the annual statement of accounts, and the company’s position were mainly assessed on the basis of sample audits.

The audit included the assessment of the applied balancing, evaluation, and classification principles; the essential appraisal of management; and the assessment of the full annual statement of accounts representation of financial statements and the company’s position.

I am of the opinion that this method of audit will produce a sufficiently safe basis for an evaluation of this audit.

The audit planning was developed from an audit strategy based on risk-free and system-oriented audit approaches.

In order to obtain evidence of the audit’s results, tests, systems and functions, analytical audit activities and individual sample audits were performed. Auditing the debtor’s and creditor’s positions meant to prove the existence of claims and debts through random sample checks of payments received in the following business year. The management and appointed informants kindly provided me with all of the necessary information and supporting documents I asked for. The management confirmed, by signing the customary professional form of completion, issued by the Institute of Certified Public Auditors in Germany, that all business transactions of the 2003 business year which are obligatorily subject to the bookkeeping were entered in the books of MFC Aluminumfolie Merseburg Inc., and that all assets and liabilities of the 2003 annual statements of accounts were listed.

I also participated in the inventory checks. I audited the accuracy of the preparation, implementation and evaluation of inventory, and determined that the inventory is free of material misstatement.

Material audits were carried out on the company grounds during February, 2004.

The following report was carried out in my office.

4.	ESTABLISHED FACTS AND EXPLANATIONS CONCERNING THE ACCOUNTING

4.1	Bookkeeping and other Audited Documents
The books of MFC Aluminiumfolie Merseburg Inc. are kept properly according to the established rules. The accounting function was fulfilled. The requirements to fulfill the supporting documents function were met. In my view and according to my performed audit, the book-keeping and additional supporting documents being reviewed by myself met the basic principles of bookkeeping and the requirements of the law.

Business transactions are registered by computer-aided processes and using the customary bookkeeping software. The bookkeeping programs include the real accounts, as well as the debtor’ s and creditor’s bookkeeping.

The company uses Microsoft’s program “Navision Financial” for the accounting process.
4.2	Annual Statement of Accounts

4.2.1	Regularity of the Annual Statement of Accounts
The balance sheet and the profit and loss accounts have been prepared according to the commercial law of accounting of small companies, limited by shares, according to section 267 of the Commercial Code. In the 2003 business year the company had already accomplished the magnitude of a medium-sized corporation, but the re-qualification into a medium-sized corporation is not yet made according to section 267, section 4 of the Commercial Code. The approach, documentation, and evaluation provisions were observed, as well as the steadiness principle according to section 252,section 1, No. 6 of the Commercial Code.

The profit and loss accounts have been prepared according to the overall cost-procedure, according to section 275, section 2 of the Commercial Code.

The previous year’s annual statement of accounts was audited by the company Roelfs Auditing Company Partner AG on the date of 21st of February, 2003, and was certified with an unqualified certification. The shareholders meeting resolved the annual statement of accounts for 2002 on the 8th of December, 2003.

The appendix was made according to legal standards and includes all of the statements for large corporations as required by the established laws.

4.2.2	Breakdown und Explanation of the Items of the Annual Statement of Accounts
Breakdown and explanation of the items in the annual statement of accounts can be seen in the appendix “Explanations to the Balance sheet as of the 31st December, 2003” and “Explanations to the Profit and Loss Account Statement for the time period between the 1st of January to 31st of December, 2003”.

In the appendix, as part of the to be audited annual statement of accounts, the approach, documentation, and evaluation principles are mentioned.
4.2.3	The Overall Statement of the Annual Statement of Accounts

4.2.3.1	Financial Position
For the representation of the financial position, the figures mentioned in the balance sheet of 31st of December, 2003 and in the previous year’s balance sheet of the 31st of December, 2002 were analyzed.

The overall assets of the company decreased during the period under review by 407 000 € or by 7,9% respectively as compared to those at the same date of the previous year’s balance sheet.

Here, the decrease of the short-term tied up parts of the assets by 709 000 € are faced with an increase of long-term tied-up parts of the assets at 302 000 €. Within the long-term assets, the value of the fixed assets increased by 295 000 € during the 2003 business year. This is attributed to the investment in technical facilities and machines.

The intensity of fixed assets as to the ratio of fixed assets compared to assets to the overall assets increased by 7,6% ( in the previous year: 1,1% ) as of 31st of December, 2003.

The short-term tied-up part of assets decreased by 709 000 € or 14,0% in comparison to the previous year and amounts to 4.363 000 € at the date under review.

The short-term tied-up assets is determined by the inventories (2.783 000 €) and the resources of liquid resources (1.230, 000 €).

The inventories amount to 58,9% ( in the previous year 54,4%) of the overall assets. The inventory stocks have insignificantly decreased ( by 900 € or 0,3%) — only in absolute numbers — compared to the previous year.

Further 1.230 000 € ( in the previous year : 1.134 000 € ) of the short-termed tied-up assets is allocated to liquid resources in form of bank and cash deposits.

The existence of liquid resources consist of 26,0% of the overall assets of the company as of the 31st of December, 2003.

The outstanding claims for supplies and services shown in the balance sheet decreased by 42 000 € to now 163 000 € compared to the previous year. The aggregated amount of claims is now to 3,5% of the overall assets (in the previous year: 4,0%).

Other assets decreased by 187 000 € on the day under review compared to 449 000 € in the previous year. This corresponds to a decrease of 58,3%. On the 31st of December, 2003 the other assets thus had a portion of 4% in the account balance. In the previous year it amounted to 8,8%.

The portion of short-termed tied-up assets of the overall assets decreased to a total of 92,4% (in the previous year: 98,9%).

The special position containing a hidden allocation of profit will be partly portioned between the equity and the long- term loan capital, considering the future tax charge of capital by corporate tax. The part which is to be attributed to equity adds up to 17 000 € and the part to be attributed to the long- term loan capital runs up to 6 6 000 €.

The long term tied- up capital consists of equity, long-term reserves, and part- loan capital of the special position to 148 000 € (in the previous year: 102 000 €). Long-term liabilities did not exist at the day of review as in the previous year.

The equity capital increased by equity part of the special position shows the amount of 57 000 €. This results in an increase of the equity capital portion of 1,2% (in the previous year 0,4%). This results in an equity increase of 35 000 € compared to the previous year.

This increase is due to surplus proceeds and the part of equity means in the particular position.

The attained annual surpluses of the 2003 business year amount to 22 000 € as compared to the previous year to 300 €.

The short-term loan capital beginning on the 31st of December, 2003 amounts to 4.574 000 € (as opposed to 5.027 000 € in the previous year) and especially account for 3.965 000 € in liabilities out of receipts of deliveries and services, (in the previous year amounted to 4.542 000 € ).

These liabilities consist of the amount of 3.461 000 € in liabilities towards the main supplier. They are secured by guarantees between the holding company and the supplier.

Furthermore 363 000 € are attributed to the short-term reserves, 97 000 € account for liabilities towards associated enterprises, and 149 000 € represent other liabilities included in this position.

The part of short term loan capital of the total capital adds up to 96,9% (in the previous year: 98,0%)

Regarding the financial structure, it was determined that as of the 31st of December, 2003 longterm tied-up resources (359 000 €) will not be fully covered by long-term funds (148 000 €).

This means that resources out of the short-term capital were used to finance fixed assets.

The liquidation of assets can be evaluated both statically, on the basis of the balance data at the closing date of the account, and dynamically, on the basis of the periodical changes of figures by the changes in the inventory.

Based on the balance data of the 31st of December, 2003 it shows a coverage of the short-term loan capital (4.574 000 €) or short-term tied-up assets (4.363 000 €) to the amount of 95,4% is presented. This percentage amounted to 100,9% last year.

Thus the short-term liabilities were not completely covered by corresponding assets for a fixed time-period.
4.2.3.2	Financial Situation
The company’s liquidity can be viewed both statically and dynamically on the basis of either figure changes or in inventory changes.

For evaluating purposes of the company’s situation from a financial-analyzing point of view, it is significant which means result from the company’s own proceeds and which results have been attracted by it from the outside.

The capital-flow account shows the company’s payment flows in the reporting year and provides information on how the company had acquired resources and what kind of investments and methods of financing were carried out.

The cash-flow serves not only as an indicator for self-financing potential, but also as an indicator for success. The analytical strength of this figure consists of its capability to show to which degree the company could use financial means out of its turnover to pay for investment expenses, to pay for loan amounts, and for possible distribution of profits.

The cash-flow from the current business accounts to 611 000 € in the 2003 reporting year.

This positive cash-flow was particularly supplied by the decrease of liabilities up to 799 000 €, and the increase of reserves by 222 000 €. These positive factors were faced with a reduction of liquidation of liabilities which was consequently absorbing liquidity by 471 000 €.

This positive cash-flow supplied the possibilities for investment into the fixed assets property of 305,000 € in the 2003 business year.

An additional 200 000 € were used for the complete redemption of a loan in the 2003 business year.

When balanced, the resources on hand of liquid resources could be increased as opposed to the date of the balance sheet of the previous year (31st of December, 2002 ) from 96 000 € to 1.230 €.
4.2.3.3	Earnings
The above overview originates from the basic structure of the profit-and-loss calculation according to section 275 of the German Commercial Code. In this the calculation the earnings before taxation are split partly in the operational earnings and partly in neutral earnings, whereas several positions are attributed according to their business qualification in a different manner than in the allocation of earnings according to Commercial Code.

In comparison to the previous year, and according to the framework of the result analysis, the following must be pointed out.

The MFC Aluminiumfolie Merseburg Inc. took over its business operation as of the 1st of October, 2002 from the insolvent FWM Folienwerk Merseburg Inc., Consequently, the figures of the previous year only reflect the assets of the fourth quarter in 2002. A comparison of the figures of the previous year has to keep this qualification in mind.

The turnover proceeds of the company amount to 24.270 000 € in the reporting year, and after 4.539 000 € in the previous year.

The stock of finished and unfinished products decreased by 192 000 €. The value of the activated work done for supply of its own needs amounts to 3000 € (in the previous year: € 0). This results into an overall performance of 23.881 000 € in the 2003 business year.

In order to obtain the turnover results the material used amounted to 21.668 000 € (in the previous year: 5.853 000 €).

The gross proceeds secured in 2003, as a difference between the overall performance and the whole of material expenses, amount to 2.213 000 € corresponding to 9,3% (in the previous year: 10,8%).

Costs of personnel amounted to 1.770 000 € in the reporting period. With that, the cost for personnel amounted to a share of 7,4% (in the previous year: 6,9%) of the overall performance.

After the reduction of further operational expenses, the operational profit of 2003 achieved to the amount of 47 000 € (in the previous year : 1 000 €)

The financial results include interest earnings (13 000 €) and interests payments (1 000 €).

The neutral result of 23 000 € (in the previous year: 0 €) includes the attribution of the full amount to the special position with quota of reserves.

In consideration of the neutral result, an annual surplus was ascertained of 22 000 € in the 2003 reporting year. In the previous year an annual surplus was achieved in the amount of 300 €.
4.2.4 Statement of Affairs
The management’s statement of affairs of the company’s complies with the statutory provisions of the commercial law.

The statement of affairs matches with the annual statement of accounts as well as with my knowledge I acquired during my audit. It procures altogether a correct opinion of the state of affairs of the company.

My audit has procured the result that the statement of affairs of the company has correctly presented the essential risks and future developments.
5.	CERTIFICATION OF THE FINANCIAL STATEMENT
Based on my audit I certified the following unqualified financial statement, included in the appendices 1 through 4 of the annual statement of MFC Aluminiumfolie Merseburg Inc., Merseburg as of the 31st of December, 2003 and in appendix 5 the statement of affairs for the 2003 business year.

“I have audited the annual statement of accounts, including the bookkeeping and the company’s statement of affairs of the company of MFC Aluminiumfolie Merseburg Inc., Merseburg for the business year starting from the 1st of January to the 31st of December, The bookkeeping, the preparation of the annual statement of accounts, and the company’s statement of affairs according to the requirements of the commercial law are the responsibility of MFC Aluminiumfolie Merseburg Inc.’ management. It is my task to evaluate the annual accounts including the bookkeeping based on my audit and the company’s statement of affairs.

I conducted the audit of the annual statement of accounts according to section 317 of the Commercial Code with due regard to the German rules of the Institute of Auditors for a lawful audit of the statement of accounts. According to this, the audit had to be planned and performed in such a way, that inaccuracies and breaches which could detrimentally effect the view of the assets, financial and earnings situation which were procured by the representation of the annual statement of accounts keeping in view the principles of orderly bookkeeping could be recognized.

The selection of the audit measures are determined by the knowledge of the business operation and of the economical and legal environment of MFC Aluminiumfolie Merseburg Inc. as well as by the expectation of possible defects. The audit evaluated, on the basis of random samples, the efficiency of the internal account control system and evidence for the statement in bookkeeping, the annual statement of accounts and the company’s state of affairs. The audit includes the evaluation of applied balancing principles, as well as the essential evaluation of management and the evalua-

tion of the complete representation of the annual statement of accounts and the company’s statement of affairs. I am of the opinion that my audit provides a reasonable basis for my evaluation.
My audit has not brought upon any objections whatsoever.

In my opinion, the annual statement of accounts which was performed in compliance with the principles of orderly bookkeeping principles, gives a corresponding view of the real finance, earnings, and asset situation of MFC Aluminiumfolie Merseburg Inc.. The company’s statement of affairs provides us with an altogether correct view of the company’s situation and the risks of future developments.

The financial statement have been prepared in accordance with generally accepted accounting principles in Germany, which conform in all material respects with those in the United States.

The audit was also carried out in accordance with auditing standards in the United States.

The foregoing statement is reported in accordance to the legal provisions and principles of orderly reporting of audits (IDW PS 450).

The publication or rediscounting of the annual statement and/or the statement of affairs for the business year in a from the certified version divergent form ( including the translation in another voice ) needs my renewal comment, insofar my certification is quoted or my audit is to referred.

I point thereto on section 317 of the Commercial Code.

Fulda, the 16th of March, 2004

Hans-Dieter Alt Certified Auditor
6.	SIGNING OF THE AUDIT
The foregoing statement is reported in accordance to the legal provisions and principles of orderly reporting of audits.

The certified unqualified financial statement of the 16th of March, 2004 is shown in section 5 under “Certification of Financial Statements of Auditor”.

Fulda, 16th of March, 2004

Hans-Dieter Alt Certified Auditor

Exhibit 1
BALANCE SHEET
as of december, 31st, 2003
MFC Aluminumfolie Merseburg GmbH

				31.12.2003	2002
			EUR	EUR	TEUR
ASSETS

A.	Fixed assets
	I.	Intangible assets
	1.	Franchises, trademarks, patents, licences and
		similar rights and licences to such rights		8.165,00	12,4

	II.	Property, plant and equipment
	1.	Technical equipment, plant and machinery	250.045,77		0,0
	2.	Operational and office equipment	59.347,38		13,8

				309.393,15	13,8

	III.	Financial assets
	1.	Other loans		41.631,00	31,2

B.	Current assets
	I.	Inventories
	1.	Raw materials and supplies	929.235,91		768,2
	2.	Work-in-process	731.522,34		1.152,4
	3.	Finished goods	1.122.283,56		870,9

				2.783.041,81	2.791,5

	II.	Accounts receivable and other assets
	1.	Accounts receivable, trade	163.480,65		205,0
	2.	Accounts due from affiliated companies	0,00		491,5
	3.	Other assets	187.129,12		449,0

				350.609,77	1.145,5

	III.	Checks, cash onhand and in Federal Bank and
		in postal giro accounts and cash in banks		1.229.562,09	1.134,4

C.	Deferred charges and prepaid expenses			3.743,00	0,0

				4.726.145,82	5.128,8

LIABILITY AND SHAREHOLDERS’ EQUITY

A.	Shareholders’ equity
	I.	Capital stock	25.000,00
	II.	Accumulated deficit	-2.598,50
	III.	Net income	21.920,50

				44.322,00	22,4

B.	Special reserves with an equity portion			23.000,00	0,00

C.	Reserves and accrued liabilities
	1.	Pension reserves	85.247,00		79,8
	2.	Accrued taxes	9.020,00		0,0
	3.	Other reserves and accrued liabilities	353.821,34		145,4

				448.088,34	225,2

D.	Liabilities
	1.	Accounts payable, trade	3.965.101,14		4.541,8
	2.	Accounts due to affiliated companies	97.074,85		210,6
	3.	Accounts to associates	0,00		10,0
	4.	Other liabilities	148.559,49		118,8

		- thereof for taxes:
		EUR 1.982,70
		(previous year: EUR 15.310,20)
		- thereof for social security:
		EUR 43.635,16
		(previous year: EUR 36.843,96)
				4.210.735,48	4.881,2

				4.726.145,82	5.128,8

Exhibit 2
INCOME STATEMENT
for the year ended december 31st, 2003
MFC Aluminiumfolie Merseburg GmbH

			2003		2002
			EUR	EUR	EUR	EUR
1.	Sales			24,069,654.30		4,539,262.99

2.	Increase in finished goods and work-in-process			-192,121.96		2,023,284.86

3.	Production for own plant and equipment capitalised			2,667.51		0.00

4.	Total output			23,880,199.85		6,562,547.85

5.	Other operating income			393,728.20		146,970.53

6.	Costs of materials
	a)	Costs of raw materials, supplies and trading stock	-20,800,925.69		-5,813,846.11
	b)	Costs of purchased services	-866,978.88	-21,667,904.57	-39,563.59	-5,853,409.70

7.	Personnel expenses
	a)	Wages and salaries	-1,472,268.41		-315,008.87
	b)	Social security and pension	-297,313.66		-137,990.30

		- thereof for pensions:
		EUR 9.949,95 (previous year: EUR 79.763,00)		-1,769,582.07		-452,999.17

8.	Depreciation, amortisation and write-offs
	a)	on intangible assets and plant and equipment		-13,876.80		-1,604.78

9.	Other operating expenses			-798,955.66		-400,313.52

10.	Other interest and similar income			13,706.16		1,920.16

11.	Interest and similar expenses			-1,281.54		-2,560.54

12.	Result from ordinary operations			36,033.57		550.83

13.	Taxes on income			-12,752.09		0.00

14.	Other taxes			-1,360.98		-262.00

15.	Net income			21,920.50		288.83

Exhibit 3
Statement of fixed assets for the year ended December 31st, 2003
MFC Aluminiumfolie Merseburg GmbH

			Statement of prime cost				Statement of depreciation, amortisation and write-offs				Net book	Net book
			At cost			At cost	At cost			At cost	value	value
			01.01.2003	Additions	Retirements	31.12.2003	01.01.2003	Additions	Retirements	31.12.2003	31.12.2003	31.12.2002
			EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
I.	Intangible assets
	1.	Software	12.779,78	0,00	0,00	12.779,78	354,78	4.260,00	0,00	4.614,78	8.165,00	12.425,00

II.	Property, plant and equipment
	1.	Technical equipment, plant and machinery	0,00	251.331,84	0,00	251.331,84	0,00	1.286,07	0,00	1.286,07	250.045,77	0,00
	2.	Operational and office equipment	15.000,00	53.928,11	0,00	68.928,11	1.250,01	8.330,73	0,00	9.580,74	59.347,38	13.750,00

III.	Financial assets
	1.	Other loans	31.198,00	10.433,00	0,00	41.631,00	0,00	0,00	0,00	0,00	41.631,00	31.198,00

total			58.977,78	315.692,95	0,00	374.670,73	1.604,79	13.876,80	0,00	15.481,59	359.189,15	57.373,00

Exhibit 4
MFC ALUMINIUMFOLIE MERSEBURG GMBH
appendage
for the business year 2003

The annual financial statement from MFC Aluminiumfolie Merseburg GmbH is based on the fundamental principles of the balance sheet regulation law from January 1st,1986.
The liability side of the balance sheet was extended of the position special reserves for taken saving-reserves according to §7g (3) EStG.
The statement of income was prepared under the existing regulations of the cost-summary method in § 275 (2) HGB.
Balance and valuation methods
The accounting of the business year 2003 and the statement of the year-end closing ensuedes in EURO.
Property, plant and equipment
Intangible assets of property, plant and equipment are listed in acquisition costs and depreciated according to their expected life.
The valuation of tangible fixed assets results also from acquisition costs minus normal straight-line depreciation.

The elective valuation after § 6 (2) EStG was claimed for low valued assets.
The development of the property, plant and equipment can be taken from the analysis of fixed assets at December 31st, 2003 added in exhibit 2.
Inventories
In the inventories registered trading stocks were valued with acquisition costs.
Receivables
The presented receivables all have a rest term from until one year. The valuation from the receivables was valued under consideration of all recognisable risks by suitable devaluation.
Deferred items
Under the active deferred items are payments declared, which were affected before the “balance-fix-day” and constitute expense for a defined time after the “balance-fix-day”.
Owner’s equity
The capital stock of the company amounts to € 25.000,00.
The net income of the business year 2002 (€ 288,83) was carried forward to new bill with decision from the shareholders’ meeting from December 8th, 2003.

Special reserves with an equity portion
The special reserve with an equity portion presents taken saving reserves according to § 7g (3) EStG.
Accruals
The accruals were measured in that way, that they can carry calculation for all recognisable risks to the balance sheet date.
The in the balance sheet to the December 31st, 2003 presented accruals have the following composition:

€
accruals for vacation pay	45.600,00
pension reserves	85.247,00
accrued taxes	9.020,00
bonus reserves	20.000,00
accruals for warranty claims	94.221,34
accruals for lawsuit	4.000,00
accruals for repairs in arrears	130.500,00
accruals for discounts, have to give	29.500,00
accruals for invoice receivable	2.000,00
accruals for financial statement and audit costs	24.000,00
accruals for workmen’s compensation board	4.000,00

448.088,34

Liabilities
The liabilities were developed with their nominal resp. higher repayment amount.
The total amount of the liabilities is come to € 4.120.735,48, the liabilities all have a remaining time up to one year.
The liabilities contain accounts for taxes at the height of € 1.982,70 and accounts for social security at the height of € 43.635,16.
Statement of liabilities

			remaining	remaining	remaining
			period until	period 1 till	more than
		all	1 year	5 years	5 years
		€	€	€	€
1.	accounts payable for goods and services
	accounts payable for goods and services	3.948.864,74	3.948.864,74	0,00	0,00
	accounts payable for goods and services EG	11.390,10	11.390,10	0,00	0,00
	accounts payable for goods an services non-EG	4.846,30	4.846,30	0,00	0,00

		3.965.101,14	3.965.101,14	0,00	0,00

2.	accounts due to affiliates companies
	MFC Capital Partners	3.651,85	3.651,85	0,00	0,00
	MFC Bancorp Ltd.	50.833,33	50.833,33
	MFC Commodities GmbH	8.843,79	8.843,79
	IC Management Service GmbH	33.745,88	33.745,88	0,00	0,00

		97.074,85	97.074,85	0,00	0,00

3.	other liabilities
	accounts for taxes	1.982,70	1.982,70	0,00	0,00
	accounts due to sickness insurance fund	43.635,16	43.635,16	0,00	0,00
	accounts due to co-workers	75.947,93	75.947,93	0,00	0,00
	remaining other liabilities	10.303,32	10.303,32	0,00	0,00
	wage tax	16.690,38	16.690,38	0,00	0,00

		148.559,49	148.559,49	0,00	0,00

amount		4.210.735,48	4.210.735,48	0,00	0,00

Personnel costs
In the personell costs expenses for retirement benefits at the height of € 9.949,95 are presented (previous year: € 79.763,00).
Other operating expenses
The other operating expenses at the height of T€ 799 refer in particular to expenses for lease and rent (T€ 304) and commissions (T€ 85).
Co-worker 2003
In the business year 2003 on the average 50 employees were hired firmly (previous years: 41).
Information about the management
Since September 16th, 2002 Mr. Dr. Stefan Feuerstein and Mr. Bernd Gebhardt are general managers of the MFC Aluminiumfolie GmbH.
Contingent liabilities
Liabilities for negotiation and transmission of changes, form guarantees, guarantees for a bill of exchange and for a note of exchange and from warranty contracts as soon as for contingent liabilities from the order of collateral for stranger liabilities do not exist.

Other financial obligations
Other financial obligations, which do not appear in the balance sheet and have an importance for the valuation of the financial position, do not exist.

Exhibit 5
MFC Aluminiumfolie Merseburg GmbH
Management Report 2003
The MFC Aluminiumfolie Merseburg GmbH has with effect of October 1st, 2002 taken over the division rolling mill at this time insolvency FWM Folienwerk Merseburg GmbH. The aluminium foils produced during the rolling process are sold at manufacturers, who are active particularly in the market for aluminium-bearing, flexible packing resp. technical sandwich foils to manufacture.
The range of the flexible packing is world-wide also with view of the substantial differences to quality and extent of food packing, a growth market.
The competitive position in the market for packing and flexible aluminium foils is coined/shaped by a set of international unions, whereby the number of the offerers in the market was reduced. This development affects the situation of the MFC Aluminiumfolie Merseburg GmbH rather positively. We understand ourselves as partners of medium-size processing plants as well as second and third supplier of large customers and in the meantime we are established in the European market as a reliable supplier.
Substantial bases for the enterprise development are:
•	a long-term lease and purchase option contract with the property fund Sachsen-Anhalt GmbH for plants, property and building

•	the sales contract with the insolvency manager of the FWM Folienwerk GmbH

•	a long-term supply contract for foil cogging down volume with the Nickelhütte Aue GmbH, Aue

•	a marketing and a distribution contract with the IC Management Service GmbH, Wien

Sales/distribution
After in the year 2002 the reconstruction of old costumer relations (by the insolvency and the delivery problems of the FWM Folienwerk Merseburg GmbH damaged) was the center of our activities, in the year 2003 the costumer relations could strengthened and as soon as the customer basis are widened. In addition a high supply regret in date and quality and a high flexibility contributed.
In the year 2003 8.148 t of aluminium foil were sold. This corresponded to the business planning. Opposite 2002 the sales volume could increase by 30%. In this connection the marketing and selling contract with the IC Management GmbH in Wien was very helpful.
The firmly booked order backlog could be nearly doubled since assumption and is today more than 2 monthly quantities.
At present there are quantities and price arrangements with the 10 largest customers, which take off ca. 80% of the planned sale.
The sales objectives set for 2004 from 8.500 t appear to the represented order development and the results before the background from 2003 realistically.
The sales of the products takes place at present too ca. 63,5% to domestic enterprises, ca. 36,5% go with priority into other European Union states and third countries.

Production
Emphasis within the range production as well as the adjoin ranges maintenance/ dispatch/packing was the further conversion of the organization concept installed with assumption. A goal is to set free despite decreased worker number by making the particular, task rearrangement as well as change flexible of working time regime new potentials. Strengthened in the year 2003 purposeful measures were conceived for reduction of costs and partly converted.
With beginning of the year 2003 in the central rolling mill range a transition took place to the continuous three-shift operation, with appropriate increase in output.
The conditions were prepared and converted by technical measures for new assortments.
The maximum production capacity of the rolling mill is under consideration of an assortment structur 50% thin foils in the range 6-9 µ and 50% thickens foils within the range 10-50 µ and a good width extent of utilization of > 1400 mm with 9000 t. Extent of utilization in the year 2003 was appropriate therefore with 92%. By further lowering of the foil thicknesses could calculation be carried to the market tendency.

Procurement
In the range procurement is the purchase of the “foil cogging down volume” of central importance.
For the supply with “foil cogging down volume” in the year 2003 the supply contract with the company Nickelhütte Aue GmbH was continued.
For the securing of the temporal, quantitative and quality-assuring supply Nickelhütte Aue GmbH co-operates in the framework considerable producers over several independent technological lines.
Due to the granted date of payment the average receivable existence of the Nickelhütte Aue GmbH in relation to our enterprise becomes by an endorsement of our parent company, MFC Bancorp Ltd., a value of 3,5 millions Euro secured.
The metal price share of the “foil cogging down volume” price is determined according to the stock exchange development (LME/London) over different mechanisms (e.g. previous month average). This price formation mechanism serves the goal of adapting the purchase time near to the respective sales agreements. Due to the application of fixed price periods the passing on of the metal price is possible partly only with time disalignment.
By conclusion of a current supply contract with connection period about 2 years could the effect of the current expensive rise be compensated.
Will predominantly bought other materials (e.g. filter means, roll oil etc.) with yearly basic agreements, it could usual market prices and dates of payment be achieved.

Maintenance/investments
The plant park as well as building/property used by the company, are leased in the context of a long-term lease with call option of the property fund Sachsen-Anhalt GmbH.
In the year 2003 investments at a value of 310 T€ were transacted. Emphasis was the acquisition and installation of a new cooling water supply. (217 T€).
The main production plants have predominantly a good technical standard. The maintenance in the year 2003 was arranged on the processing of deficits in the range of regular maintenance, exchange of wearing parts, reproaching of critical spare parts as well as on measures for the modernization of the infrastructure (heating, water, compressed air, roofs etc.) There is still further modernization need, among other things of energy providing exists, this process is continued in co-operating with the lessor property fund Sachsen-Anhalt GmbH.
For the planned medium-term investment program at a value of 2.015 T€ in the year 2002 a request for grant was provided by conveyances from the joint task east. The authorization of the institute for national promotion of November 17th, 2003 is present.

Financing
The financing of the company takes place in the year 2003 particularly with the following instruments:
•	secured long-term dates of payment in the purchase for “foil cogging down volume”, with an endorsement of the partner at a value of 3,5 millions €

•	short term dates of payment in the sales in the context of a marketing and distribution contract

•	gained cash-flow
Lines of credit for the financing of the operational business with banks thus were not necessary. For the financing from investments resp. further rationalization measures the admission of outside fund is in preparation, as far as this financing does not become possible from own resources.
Personal
In the financial year 2003 the personnel status is developed as follows:

31.12.2002	44 AK
31.03.2003	49 AK
30.06.2003	50 AK
30.09.2003	51 AK, of it 1 apprentice
31.12.2003	51 AK, of it 1 apprentice

The personnel status is arranged as follows:

Production	35
maintenance	6 (1 apprentice)
selling	3
quality department/laboratory	2
purchase/job planning	2
commercial range	3

amount	51
For making the work flexible, time accounts are used.
The enterprise is not tariff-bound. With effect of July 1st, 2003 a 3% wage increase was accomplished and Christmas benefit paid.
Into further planning an annual increase of the personnel expenditure was trained.
Earnings
The income before taxes amounts to 36,0 T€.
Formed accruals/reserves of 471,1 T€ cover the existing risks and overhang from the financial year 2003 reliably.
In the financial year 2003 sales and expenditure moved in the context of planning. The raw material expenditure deviated positively from planning.
The gross results ratio (total output in relation to the foil before volume expenditure) was in the year 2003 about 21,6%.

The cost structure presents itself as follows:

1.	Total output	100,0%
2.	Expenditure for material and supplies	89,3%
	2.1 thereby “foil cogging down volume”	78,4%
3.	Personnel expenditure	7,3%
4.	Other expenditures	3,4%
Due to the high costs of the re-entry into the market resp. because of increased costs in connection with back pressure within the range maintenance, existing at the location, the earnings are not satisfying despite positive sales development.
In the case of further increase, potentials of yield, is the output only in the under-proportionally rising costs of personnel/auxiliary materials and other expenditures.
Financial position
The net assets of the society amounts to 4,726 T€ and is structured as follows:

Fixed assets	6,6%
Supplies	58,9%
Demands	8,4%
cash/assets	26,1%
The net assets is predominantly short notice financed.
Shareholders’ equity funds of the society to December 31st, 2003 amount to 44,3 T€.
The long-term debt in form of a partner loan, at a value of 200 T€ was led back in May 2003.

The short term debt contains above all trade accounts payable, which are secured to 90% (foil before volume) over an endorsement of the partner.
Prospective development and associated risks
Turnover planning 2003 (before revenue reductions) at a value of 26 millions € one reached.
The sale and production planning for the new financial year amounts to 8.500 t, that means a quantitative increase of 4,3% with the sale in relation to the reached result 2003.
The quantities sold are by quantity arrangements too ca. 80% place underneath.
An emphasis of the activity and advantage of the enterprise strict quality politics, is based after the defaults of the EN DIN ISO 9001, on the experiences at the location since first certifying 1994.
Over a longer practice effectiveness to document, was shifted the new certifying of the enterprise and is planned for April 2004.
In short and medium-term planning is the expenditures for purposeful investments in the range infrastructure/utilities supply with the possibility intended, by cost savings, further expenditures for purposeful rationalization measures (replacements of investments and/or general repairs) to the safety device of the availability of the technical plants.
By co-operation in the specific committees of the combination of the aluminium-processing industry both on national as well as European level takes part the enterprise purposefully in research projects as well as marketing activities for the material aluminium.

The price structuring for aluminium foils depends strongly on the price for aluminium at the Londoner Metallbörse (LME). The associated risks are essentially intercepted by application of fixed prices rather short term in purchase and sales resp. medium-term metal price adjustments.
With a size of the market from at present ca. 700.000 t/a in Europe do not exist paragraph risks for the planned 9.000 t/a max. of MFC.
Other risks for planned business development are not recognizable from today’s view. The measures embodied in planning as well as the operational control mechanisms serve to minimize risk potentials.
The development of the enterprise entitled to the statement that substantially bases for a positive business development in future is caused.
Merseburg, in March 2004

Exhibit 6
explanatory comment
to the Balance sheet as of 31 December 2003
Explanations to the assets
A.	Fixed assets

The fixed assets are seized in detail in an EDV – supported asset accounting. For the valuation and the determination of the depreciation necessary data, such as acquisition and manufacturing costs, expected life and applied depreciation method are evident from it. The general ledger accounts of the financial accounting are reconciled with the accounts program.

The composition and development of the fixed assets are to be inferred from the statement of fixed assets (see exhibit 4).

I.	Intangible assets

1.	Franchises, trademarks, patents,
	licences and similar rights and licences
	to such rights	€8.165,00

	(previous year:	€12.425,00)

	Under this position only software is presented.

	2003	2002
	€	€
At cost 01.01.	12.425,00	0,00
Additions	0,00	12.779,79
Retirements	0,00	0,00
Depreciation	4.260,00	354,78

At cost 31.12.	8.165,00	12.425,01

The software has to depreciated about a period of three years.

II.	Property, plant and equipment

1.	Technical equipment, plant
	and machinery	€250.045,77

	(previous year:	€0,00)
Technical equipment, plant and machinery have developed in the business year 2003 as follows:

	2003	2002
	€	€
At cost 01.01.	0,00	0,00
Additions	251.331,84	0,00
Retirements	0,00	0,00
Depreciation	1.286,07	0,00

At cost 31.12.	250.045,77	0,00

The additions in the business year 2003 allot i.H.v. € 217.217,04 on energy assets. Besides plant of the material store, the rolling mill and the annealing furnaces are contained in the additions.

The assets of the technical equipment, plant and machinery have to be depreciated in a period by five to seven years.

2.	Other plants, operational and office equipment	€59.347,38

	(previous year:	€13.750,00)
Other plants, operational and office equipment have developed in the business year 2003 as follows:

	2003	2002
	€	€
At cost 01.01.	13.750,00	0,00
Additions	53.928,11	15.000,00
Retirements	0,00	0,00
Depreciation	8.330,73	1.250,00

At cost 31.12.	59.347,38	13.750,00

The additions in the business year 2003 compose from EDV systems and sanitary facilities.

The assets of the operational and office equipment have to be depreciated in a period by three to five years.
III.	Financial assets

1.	Other loans	€41.631,00

	(previous year:	€31.198,00)
This position encloses exclusively the cash surrender value for Mr. Bernd Gebhardt.

B.	Current assets
I.	Inventories

1.	Raw materials and supplies	€929.235,91

	(previous year:	€768.160,88)
The amount on hand of raw materials and supplies develops to the balance sheet date as follows:

€
inventory 01.01.	768.160,88
inventory increase	161.075,03

inventory 31.12.	929.235,91

The raw materials and supplies contain raw material in the value of € 868.572,86. The evaluation is based on the purchase price according to the supply contract with the Nickelhütte Aue GmbH.

2.	Work-in-process	€731.522,34

	(previous year:	€1.152.427,84)
The amount on hand of work-in-processes develops to the balance sheet date as follows:

€
inventory 01.01.	1.152.427,84
retirements	420.905,50

inventory 31.12.	731.522,34

The work-in-processes were evaluated retrograd according to the manufacturing degree.

3.	Finished goods	€1.122.283,56

	(previous year:	€870.857,02)
The amount on hand of finished goods develops to the balance sheet date as follows:

€
inventory 01.01.	870.857,02
inventory increase	251.426,54

inventory 31.12.	1.122.283,56

The finished goods were evaluated retrograd according to the manufacturing degree.
II.	Accounts receivable and other assets

1.	Accounts receivable, trade	€163.480,65

	(previous year:	€205.026,73)
The accounts receivable determine themselves to the balance sheet date as follows:

	2003	2002
	€	€
receivable trial balance per 31.12.	165.480,65	207.026,73
doubtful accounts	0,00	0,00

	2003	2002
	€	€
./. valuation reserve	0,00	0,00
./. lump-sum allowance	2.000,00	2.000,00

balance sheet charge	163.480,65	205.026,73

The receivable are proven in detail by an EDV — trial balance whose ending balance was reconciled with the general ledger account of the financial accountment.
The remaining time of the accounts receivable is generally under one year.
For discount deducations and the latent loss risk a lump-sum allowance was formed.

2.	Accounts due from affiliated companies	€0,00

	(previous year:	€491.521,34)

3.	Other assets	€187.129,12

	(previous year:	€449.005,11)
The other assets exhibit the following composition to the balance sheet date:

€
receivables from turnover tax	187.039,20
other receivables	89,92

187,129,12

III.	Checks, cash onhand and in Federal Bank and in postal giro Accounts and cash in banks	€1.229.562,09

	(previous year:	€1.134.419,53)
The composition of this item is to be inferred from the following overview:

31.12.2003
€
Kreissparkasse Merseburg-Querfurt, current account	175.781,17
Kreissparkasse Merseburg-Querfurt, term-money	1.000.000,00
Kreissparkasse Merseburg-Querfurt, fixed deposits	53.427,15
Cash	353,77

Cash balance 31.12.2003	1.229.562,09

The cash on hands were proven by a cash account to the balance sheet date.
The cash in bank at the Kreissparkasse Merseburg-Querfurt were proven by a cut-off date justified bank statements. The account balances agree with the respective daily statement of the bank to the balance sheet date.

C.	Deferred charges and prepaid expenses	€3.743,00

	(previous year:	€0,00)
The deferred charges and prepaid expenses insert before the balance sheet date performed expenditures, which represent expenditures for a certain period after this balance sheet date.

Explanatory comments to the liabilities and shareholders’ equity
A.	Shareholders’ equity

I. Capital stock	€25.000,00

(previous year:	€25.000,00)
The capital stock of the company amounts in accordance to § 4 from the articles of association up € 25.000,00 and is completely deposited.

II. Accumulated deficit	€2.598,50

(previous year:	€2.887,33)
The accumulated deficit results from the net loss of the year 2001 to the amount of € 2.887,33 and from the net income of the year 2002 to the amount of € 288,83.

III. Net income	€21.920,50

(previous year:	€288,83)
The commercially law net income of the business year 2003 at the height of € 21.920,50 results from the income statement.

B.	Special reserves with an equity portion	€23.000,00

	(previous year:	€0,00)

	at cost	addition	retirements	at cost
	01.01.2003	2003	2003	31.12.2003
	€	€	€	€
saving reserve as defined by § 7g (3) EStG	0,00	23.000,00	0,00	23.000,00

	0,00	23.000,00	0,00	23.000,00

For future investments a saving reserve as defined by § 7g (3) EStG at the height of T€ 23 was provided.
C.	Accruals

1.	Pension reserves	€85.247,00

	(previous year:	€79.763,00)
The valuation of the accruals is based to consulting GmbH for company pension scheme, Cologne, from 5 February 2004 on the statistical appraisal of the Cologners specially.

The development of this item can be inferred from the following overview:

	at cost	con-	re-	pro-	at cost
	01.01.2003	sumption	versal	vision	31.12.2003
	€	€	€	€	€
reserves for pensions	79.763,00	0,00	0,00	5.484,00	85.247,00

	79.763,00	0,00	0,00	5.484,00	85.247,00

2.	Accrued taxes	€9.020,00

	(previous year:	€0,00)
The composition and development of this item can be inferred from the following overview:

	at cost	con-	re-	pro-	at cost
	01.01.2003	sumption	versal	vision	31.12.2003
	€	€	€	€	€
KSt-reserve	0,00	0,00	0,00	5.075,00	5.075,00
GewSt-reserve	0,00	0,00	0,00	3.739,00	3.739,00
SolZ-reserve	0,00	0,00	0,00	206,00	206,00

	0,00	0,00	0,00	9.020,00	9.020,00

3.	Other reserves and accrued liabilities	€353.821,34

	(previous year:	€145.400,00)
The composition and development of this item can be inferred from the following overview:

		at cost	con-	re-	pro-	at cost
		01.01.2003	sumption	versal	vision	31.12.2003
		€	€	€	€	€
1.	accruel for vacation pay	24.000,00	24.000,00	0,00	45.600,00	45.600,00
2.	bonus	0,00	0,00	0,00	20.000,00	20.000,00
3.	warranty	15.400,00	15.400,00	0,00	94.221,34	94.221,34
4.	lawsuit	9.100,00	5.100,00	0,00	0,00	4.000,00
5.	repairs in arrears	0,00	0,00	0,00	130.500,00	130.500,00
6.	discounts, have to give	16.000,00	16.000,00	0,00	29.500,00	29.500,00
7.	credit entry	58.000,00	58.000,00	0,00	0,00	0,00
8.	invoice receivable	0,00	0,00	0,00	2.000,00	2.000,00
9.	insurances	6.100,00	6.100,00	0,00	0,00	0,00
10.	financial statement and audit costs	11.800,00	11.800,00	0,00	24.000,00	24.000,00
11.	workmen´s compensation board	5.000,00	5.000,00	0,00	4.000,00	4.000,00

		145.400,00	141.400,00	0,00	349.821,34	353.821,34

For vacation not yet completed, which can be taken only in the subsequent year an accrual was set up. The accrual amount determines itself from on the open days of holiday alloted working time and the respective average hourly rate. The employer ´s contribution for social security were considered at teh calculation of the hourly rate.
The reserve for guarantee obligation was set up on the basis of the companies.
For repairs inarrears, which have to be retrieved at the beginning of the following business year, an accrual at the height of T€ 130,5 was set up.
In the accrual for have to given discounts receivables, which lay to 31 December still in the discount period, were included.
The accrual for balance sheet costs show the expected expenses for the drawing up from the balance sheet to 31 December 2003.
The accrual for audit costs shows the expected expenses for the audit of the balance sheet to 31 December 2003.

D.	Liabilities

1.	Accounts payable for goods and services	€3.965.101,14

	(previous year: €	4.541.871,90)
The liabilities are proven in the context of an accounts payable by an EDV trial balance. The balance of the appropriate general ledger in the financial accounting is reconciled with the ending balance of the trial balance.
All liabilities have a remaining time of up to one year..
The liabilities opposite the main supplier (T€ 3.461) ensured by an guarantee of the parent company.

2.	Accounts due to affiliated companies	€97.074,85

	(previous year:	€210.604,95)
The accounts due to affiliated companies are composed as shown in the following overview:

31.12.2003
€
MFC Capital Partners	3.651,85
MFC Bancorp. Ltd.	50.833,33
MFC Commodities GmbH	8.843,79
IC Management Service GmbH	33.745,88

Accounts due to affiliated companies 31.12.2003	97.074,85

3. Other liabilities	€148.559,49

(previous year:	€118.750,10)
From the other liabilities € 43.635,16 are for accounts due to sickness insurance fund, € 16.960,38 for accounts for wage tax and € 75.947,93 for accounts for wage due to coworkers.
Besides there are liabilities for bonus-arrangements at the height of € 10.082,83.

EXPLANATORY COMMENTS TO THE
PROFIT AND LOSS STATEMENT
from 01. january till 31. december 2003

1.	Sales	€24.069.654,30

	(previous year:	€4.539.262,99)
The sales of the business year 2003 are composed as explained in the following manner :

€
foil German territory	15.177.049,56
foil foreign country	9.481.880,85
scrap material	1.364.495,21
sales deductions	-1.953.771,43

24.069.654,19

2.	Inventory decrease	€-192.121,96

	(previous year:	€2.023.284,86)
The item presents in the business year 2003 the following compositions:

€
inventory decrease scrap material	-22.643,00
inventory decrease foil	-425.379,50
inventory increase foil	255.900,54

-192.121,96

3.	Production for own plant capitalised	€2.667,51

	(previous year:	€0,00)

4.	Total output	€23.880.199,85

	(previous year:	€6.562.547,85)
The total output consists of sales, inventory change and production for own plant capitalised.

5.	Other operating income	€393.728,20

	(previous year:	€146.970,53)
The item presents in the business year 2003 the following compositions:

€
other income Flex-Team	319.984,44
expense allowance	56.519,17
remaining other operating income	17.224,59

393.728,20

The “other income Flex-Team” apply nearly complete to passing-on from other operating expenses.

6.	Cost of materials

a) Cost of raw materials, supplies and trading stock	€20.800.925,69

(Vorjahr:	€5.813.846,11)
The costs of raw materials, supplies and trading stock present in the business year 2003 the following composition:

€
Foil material	19.018.317,00
Cost of supplies and trading stock	1.782.608,69

20.800.925,69

b) Cost of purchased services	€866.978,88

(previous year:	€39.563,59)

€
third party work	53.916,99
freightage	531.983,22
outside repair and maintenance	292.553,24
less discount	-11.474,57

866.978,88

7.	Personell expenses

a)	Wages and salaries	€1.472.268,41

	(previous year:	€315.008,87)
The expenses for wages and salaries enclose the whole allowance, including temporary help wage, vacation allowance, continued payment of wages, holiday pay and bonus.

b)	Social security, pension and other benefit cost	€297.313,66

	(previous year:	€137.990,30)
(thereof for pensions: € 9.949,95 (previous year: € 79.763,00))
The item includes as well the whole social security expenses of the employer as the contributions to the workmen’s compensation board.

8.	Depreciation on intangible assets, plant and equipment	€13.876,80

	(previous year:	€1.604,78)
The presented depreciations constitute straight-line method depreciation on intangible assets, plant and equipment as scheduled.

9.	Other operating expenses	€798.955,66

	(previous year:	€400.313,52)
The other operating expenses are subdivided into the following components:

€
lease, rent, hereditary building interests	304.044,62
commissions	84.850,12
reserve for warranties	78.821,34
guarantee charges	65.833,33
lease charges	32.341,64
insurance premiums	26.050,96
scrapping expenses	25.812,05
transportation expenses	24.716,33
transferring in special reserves	23.000,00
financial statement and audit expenses	19.112,40
legal and professional fees	14.293,36
telephone and internet fees	13.401,03
remaining other operating expenses	86.678,48

798.955,66

10.	Other interest and similar income	€13.706,16

	(previous year:	€1.920,16)
This incomes result from cash interest for fixed money — or deadline money investments at the Sparkasse Merseburg-Querfurt.

11.	Interest and similar expenses	€1.281,54

	(previous year:	€2.560,54)
The interest and similar expenses result from interests and guarantee commissions.

12.	Result from ordinary operations	€36.033,57

	(previous year:	€550,83)
The result from ordinary operations effects from the balance of the positions 1 to 11 from the profit and loss statement.

13.	Taxes on income	€12.752,09

	(previous year:	€0,00)

14.	Other taxes	€1.360,98

	(previous year:	€262,00)
The presented other taxes refer to paid motor vehicle taxes and excise taxes.

15.	Net income	€21.920,50

	(previous year:	€288,83)

Exhibit 7

[Translator’s notes are in square brackets]
General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of January 1, 2002
This is an English translation of the German text, which is the sole authoritative version

1. Scope
(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the “Wirtschaftsprüfer”) and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.
(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.
2. Scope and performance of the engagement
(1) Subject of the Wirtschaftsprüfer’s engagement is the performance of agreed services — not for a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäbiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.
(2) The application of foreign new laws requires — except for financial attestation engagements — an express written agreement.
(3) The engagement does not extend — to the extent it is not directed thereto — to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.
(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.
3. The client’s duty to inform
(1) The client must ensure that the Wirtschaftsprüfer — even without his special request — is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first became known during the Wirtschaftsprüfer’s work.
(2) Upon the Wirtschaftsprüfer request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.
4. Ensuring independence
The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer’s staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.
5. Reporting and verbal information
If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer’s staff beyond the engagement agreed to are never binding.
6. Protection of the Wirtschaftsprüfer’s intellectual property
The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations — especially quantity and cost computations — prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.
7. Transmission of the Wirtschaftsprüfer’s professional statement
(1) The transmission of a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer’s written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.
The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.
(2) The use of the Wirtschaftsprüfer’s professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.
8. Correction of deficiencies
(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.
(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.
(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) may be corrected — and also be applicable versus third parties — by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer’s professional statements entitle the Wirtschaftsprüfer to withdraw — also versus third parties — such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.
9. Liability
(1) The liability limitation of § [“Article” ] 323 (2) [“paragraph 2”] HGB [“Handelgesetzbuch”: German Commercial Code] applies to statutory audits required by law.
(2) Liability for negligence; An individual case of damages
If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO [“Wirtschaftsprüferordnung”: Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind — except for damages resulting from injury to life, body or health — for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.
(3) Preclusive deadlines
A compensatory damages claim may not be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim — at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

Exhibit 7

10. Supplementary provisions for audit engagements
(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor’s report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor’s report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer’s written consent and using the wording authorized by him.
(2) If the Wirtschaftsprüfer revokes the auditor’s report, it may not longer be used. If the client has already made use of the auditor’s report, he must announce its revocation upon the Wirtschaftsprüfer’s request.
(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.
11. Supplementary provisions for assistance with tax matters
(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client — especially numerical disclosures — are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.
(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on timely basis, all supporting documents and records — especially tax assessments — material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.
(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:
a)	preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b)	examination of tax assessments in relation to the taxes mentioned in (a)

c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d)	participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e)	participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).
In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.
(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.
(5) Services with respect to special individuals issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:
a)	the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b)	participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c)	the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.
(6) To the extent that the annual sales return is accepted as additional work, this does not include the review of any special accounting prerequisites nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.
12. Confidentiality towards third parties and data security
(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.
(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.
(3) The Wirtschaftsprüfer is entitled — within the purposes stipulated by the client — to process personal data entrusted to him or allow them to be processed by third parties.
13. Default of acceptance and lack of cooperation on the part of the client
If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer’s right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.
14. Remuneration
(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.
(2) Any set off against the Wirtschaftsprüfer’s claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.
15. Retention and return of supporting documentation and records
(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement — that had been provided to him and that he has prepared himself — as well as the correspondence with respect to the engagement.
(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.
16. Applicable law
Only German law applies to the engagement, its conduct and any claims arising therefrom.

Aluminiumfolie Merseburg GmbH
Unaudited Consolidated Financial Statements
June 30, 2005

Aluminiumfolie Merseburg GmbH
Balance Sheet
As at June 30, 2005 and December 31, 2004

	2005	2004
	(unaudited)
ASSETS
Fixed Assets
Intangible assets	€8,695	€11,484
Tangible assets	545,841	538,357
Financial assets	56,157	56,157

	610,693	605,998

Current assets
Stocks	3,987,796	3,305,321
Receivables and other assets	927,763	446,291
Cash	816,361	233,131

	5,731,920	3,984,743

Deferred charges and prepaid expenses	8,462	13,852

	€6,351,075	€4,604,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Equity capital
Subscribed capital	€25,000	€25,000
Profit carried forward	44,147	19,322
Profit for the current period	96,913	24,825

	166,060	69,147

Special reserve with an equity portion	165,759	92,310

Provisions	360,607	322,973

Liabilities
Trade payables	5,480,885	3,931,304
Accounts payable to associated companies	32,877	37,366
Other liabilities	144,887	151,493

	5,658,649	4,120,163

	€6,351,075	€4,604,593

See accompanying notes.

Aluminiumfolie Merseberg GmbH
Income statement
For Six Months Ended June 30, 2005 and 2004
(Unaudited)

	2005	2004
Sales income	€13,847,279	€13,024,009
Increase of finished and unfinished goods	(117,278)	458,060
Other operating income	174,319	246,981

Total performance	13,904,320	13,729,050

Costs of materials	12,410,976	12,286,231
Personnel expenses	918,262	905,214
Depreciation	58,757	32,790
Other operating expenses	409,564	353,317

Income before interest and taxes	106,761	151,498
Interest and other similar income	3,972	5,315
Interest and other similar expenses	(2,424)	(1,219)

Income from ordinary operations	108,309	155,594
Taxes	(11,396)	(1,682)

Net income for the period	€96,913	€153,912

See accompanying notes.

Aluminiumfolie Merseberg GmbH
Notes to Unaudited Financial Statements
June 30, 2005
1. Basis of Presentation
     The unaudited interim period consolidated financial statements have been prepared by Aluminiumfolie Merseberg GmbH (the “Company”) in accordance with generally accepted accounting principles in Germany, which conform in all material respects with those in the United States and are consistent with those used in the preparation of the most recent annual financial statements. Certain information and footnote disclosure normally included in financial statements have been condensed or omitted. The interim period financial statements should be read together with the unaudited financial statements and accompanying notes included in the Company’s latest annual report for the fiscal year ended December 31, 2004. In our opinion, the unaudited financial statements contained herein include all necessary adjustments, which are of a normal recurring nature, in order to ensure that the financial statements are not misleading. The results for the periods presented herein may not be indicative of the results for any subsequent period or the entire year.
2. Reporting Currency
     The financial statements are reported in Euro (€), which is the legal tender of the majority member states of the European Union.

CATHAY MERCHANT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     The following sets forth the unaudited pro forma consolidated balance sheet of Cathay Merchant Group, Inc. (“Cathay” or the “Company”) as at April 30, 2005, unaudited pro forma consolidated statement of operations for the nine months ended April 30, 2005 and for the year ended July 31, 2004.
     The unaudited pro forma consolidated balance sheet and statements of operations set forth herein have been prepared by the Company, which give pro forma effect to the acquisitions (the “Acquisitions”) of all of the assets and liabilities of Aluminimumfolie Merseburg GmbH (“Merseburg”) and AWP Aluminium Walzprodukte GmbH (“AWP”). For a more detailed discussion of the basis of presentation, see Note 1 to the Company’s unaudited pro forma consolidated financial statements. The pro forma information is presented for illustrative purposes only and does not purport to represent what the Company’s actual results of operations or financial position would have been had the matters described above occurred on the dates assumed, nor is it necessarily indicative of the Company’s future operating results or combined financial position. The information reflects the operations of Merseburg and AWP prior to the Acquisitions.
     The Company prepares its financial statements in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Merserburg prepares its financial statements in accordance with generally accepted accounting principles in Germany while AWP prepares its financial statements in accordance with International Financial Reporting Standards and International Accounting Standards, both of which conform in all material respects with those of U.S. GAAP.

CATHAY MERCHANT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As at April 30, 2005
(Dollars in Thousands)

		Purchase			Pro forma
	Historical	consideration	Merseberg	AWP	adjustments	Pro forma

ASSETS
Current Assets
Cash and cash equivalent	14,324	(10,336)	1,286	778		6,052
Accounts receivable, net	—		1,048	1,034		2,082
Due from related parties	—			444		444
Inventories	—		4,375	4,862		9,237
Prepaid expenses	166		13			179

	14,490	(10,336)	6,722	7,118	—	17,994

Non-current Assets
Investment in Merseberg	—	9,070			(9,070)	—
Investment in AWP	—	10,698			(10,698)	—
Goodwill	—			1,301	4,563	5,864
Fixed assets, net	65		730	260	23,320	24,375
Intangible assets, net	—		12			12
Deferred credit facility costs	319					319

	384	19,768	742	1,561	8,115	30,570

TOTAL ASSETS	14,874	9,432	7,464	8,679	8,115	48,564

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	993		7,166	7,785		15,944
Accrued income tax	2,436					2,436
Due to related parties	655		35			690
Due to related parties, subordinated	—			532		532

	4,084	—	7,201	8,317	—	19,602
Long-term Liabilities
Note payable	—	3,902				3,902
Note payable, related party	—	5,530				5,530
Other liability, related party and subordinated	—			1,370		1,370
Capital lease obligations	—				7,370	7,370

	—	9,432	—	1,370	7,370	18,172

Total Liabilities	4,084	9,432	7,201	9,687	7,370	37,774

STOCKHOLDER’S EQUITY
Capital stock	2,029		32	32	(64)	2,029
Additional paid-in capital	28,010					28,010
Accumulated deficit	(13,936)		231	(1,040)	809	(13,936)
Treasury stock	(5,313)					(5,313)

	10,790	—	263	(1,008)	745	10,790

TOTAL LIABILITIES & EQUITY	14,874	9,432	7,464	8,679	8,115	48,564

See accompanying notes.

CATHAY MERCHANT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For Nine Months Ended April 30, 2005
(Dollars in Thousands, Except Per Share Amounts)

	Historical	Merseberg	AWP	Pro forma	Pro forma
	consolidated	historical	historical	adjustments	consolidated

REVENUE
Net sales	—	27,633	30,078		57,711
Cost of sales	—	25,608	29,085		54,693
Cost of sales, depreciation	—	94	49	1,045	1,188

	—	1,931	944	(1,045)	1,830

COST & EXPENSES
General and administrative expenses	1,444	1,215	505		3,164
Selling commission, related parties	—	1,278	903	(1,309)	872

	1,444	2,493	1,408	(1,309)	4,036

Operating loss	(1,444)	(562)	(464)	264	(2,206)

Other income (expenses):
Interest and financing charges, net	52		(190)	(545)	(683)
Other	—	616	231		847

	52	616	41	(545)	164

Income before income taxes	(1,392)	54	(423)	(281)	(2,042)
Income taxes	—	28	—		28

Net loss	(1,392)	26	(423)	(281)	(2,070)

Net loss per share, basic and diluted	(0.08)				(0.11)

See accompanying notes.

CATHAY MERCHANT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended July 31, 2004
(Dollars in Thousands, Except Per Share Amounts)

	Historical	Merseberg	AWP	Pro forma	Pro forma
	consolidated	historical	historical	adjustments	consolidated

REVENUE
Net sales	39	30,679	37,036		67,754
Cost of sales	74	28,320	36,390		64,784
Cost of sales, depreciation	—	50	68	1,302	1,420

	(35)	2,309	578	(1,302)	1,550

COST & EXPENSES
General and administrative expenses	2,719	1,411	868		4,998
Selling commission, related parties	—	1,354	—	(812)	542

	2,719	2,765	868	(812)	5,540

Operating loss	(2,754)	(456)	(290)	(490)	(3,990)

Other income (expenses):
Interest and financing charges, net	(30)	10	(320)	(679)	(1,019)
Gain on patents, property and equipment	212	—	—		212
Other	17	532	113		662

	199	542	(207)	(679)	(145)

Income before income taxes	(2,555)	86	(497)	(1,169)	(4,135)
Income taxes	—	16	—		16

Net loss	(2,555)	70	(497)	(1,169)	(4,151)

Net loss per share, basic and diluted	(0.16)				(0.27)

See accompanying notes

CATHAY MERCHANT GROUP, INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in thousands, unless otherwise stated)
Note 1. Basis of Presentation
     On June 30, 2005, the Company, acting through its subsidiary Cathay Merchant Group Limited, acquired all of the shares of Aluminimumfolie Merseburg GmbH (“Merseburg”) and AWP Aluminium Walzprodukte GmbH (“AWP”) for an aggregate purchase price of Euro 15,300 (the “Acquisitions”). Merseburg and AWP are incorporated under the laws of Germany. The Acquisitions have been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.
     The Company’s unaudited pro forma consolidated balance sheet and statements of operations have been prepared by management after giving effect to the Acquisitions. The pro forma consolidated balance sheet and statements of operations have been compiled from and combine the Company’s unaudited consolidated balance sheet as of April 30, 2005, and its statement of operations for the nine months ended April 30, 2005 and for the year ended July 31, 2004, respectively, with pro forma adjustments.
     It is management’s opinion that the pro forma consolidated balance sheet and statements of operations include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles applied on a basis consistent with Cathay’s accounting policies. The pro forma consolidated financial statements are not intended to reflect the results of operations of Cathay which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of Cathay’s financial position or results of operations that may be obtained in the future.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Merseburg and AWP as included under Item 9.01 in this Current Report on Form 8-K/A and of Cathay as included in the Company’s Annual Report on Form 10-KSB for the year ended July 31, 2004 and Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2005 filed with the Securities and Exchange Commission (the “SEC”).
     The pro forma financial statements are presented in United States dollars which is the reporting currency for Cathay. The exchange rates used for conversion to United States dollars throughout this statement are included in the table below:

US$1 against €
Average for the nine months ended April 30, 2005	0.7795
Average for the year ended July 31, 2004	0.8341
As at April 30, 2005	0.7740

Note 2. Summary of Significant Accounting Policies
     The unaudited pro forma consolidated balance sheet and statements of operations have been compiled using the significant accounting policies as set out in the audited financial statements of Cathay for the year ended July 31, 2004 included in the Company’s Annual Report on Form 10-KSB for the year ended July 31, 2004 filed with the SEC.
Note 3. Business Acquisitions
     On June 30, 2005, the Company acquired Merseburg and AWP for an aggregate amount of €15,300. €8,000 was paid in cash out of the Company’s working capital. The remaining €7,300 is financed by long-term notes, which bear interest at a rate of 4.2% p.a. and are to mature on June 30, 2008.
Note 4. Pro Forma Consolidated Balance Sheet
     Assumptions and pro forma adjustments are as follows:
•	The Acquisitions were deemed to be completed on April 30, 2005 on the same terms as described in Note 3.

•	Purchase accounting is used to account for the Acquisitions. The cost of the Acquisitions would be allocated to Merseburg and AWP to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisitions.

•	Merseburg and AWP have options, under contractual agreements with a German government agency, to acquire certain fixed assets at predetermined prices. It is assumed that these options were exercised on the date of the Acquisitions and financed by long-term capital lease obligations with market interest rate.
Note 5. Pro Forma Consolidated Statements of Operations
     Assumptions and pro forma adjustments are as follows:
•	The Acquisitions were deemed to be completed on August 1, 2004 for the pro forma consolidated statement of operations for the nine months ended April 30, 2005, and to be completed on August 1, 2003 for the pro forma consolidated statement of operations for the year ended July 31, 2004.

•	Interest charge increased and interest income decreased as a result of the creation of notes payable and reduction in cash deposit in connection with the payments for the Acquisitions.

•	Selling commission at 5% was paid to subsidiaries of MFC Bancorp Ltd. which, through various entities, currently controls approximately 27.8% equity of the Company. The commission rate has been reduced to 2% net since the consummation of the Acquisitions. The selling commission amounts on these pro forma consolidated statements of operations were reduced to reflect such reduction as if the reduction was effective throughout the periods under review.

•	It is also assumed that the fixed assets under the option agreements were acquired. Depreciation expenses on the fixed assets and interest expenses on the long-term capital lease obligations were accrued for the entire periods under review.

Exhibits

10.	Material Contracts

10.1*	Share Purchase Agreement Between Blake International Limited and Cathay Merchant Group Limited dated June 30, 2005

10.2*	Promissory Note dated June 30, 2005 payable to Blake International Limited

10.3*	Share Purchase Agreement Between Universal Metals Limited and Cathay Merchant Group Limited dated June 30, 2005

10.4*	Promissory Note dated June 30, 2005 payable to Universal Metals Limited

*	Incorporated by reference from our current report filed on Form 8-K on June 30, 2005
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATHAY MERCHANT GROUP, INC.
Michael Smith, President
Date: September 9, 2005